Statistical Supplement Package (unaudited) Third Quarter 2020 1 of 50

Ameriprise Financial, Inc. Statistical Supplement Information Table of Contents Page Ameriprise Financial, Inc. Statistical Supplement Presentation............................................................................................................ 4 Consolidated GAAP Income Statements..................................................................................................... 5 Consolidated Adjusted Operating Results and Highlights............................................................................ 6 Common Share and Capital Summary........................................................................................................ 8 Segment Summary...................................................................................................................................... 10 Advice & Wealth Management Segment Segment Adjusted Operating Income Statements....................................................................................... 12 Segment Metrics......................................................................................................................................... 13 Asset Management Segment Segment Adjusted Operating Income Statements....................................................................................... 15 Segment Metrics......................................................................................................................................... 16 Global Asset Management Products........................................................................................................... 17 Retail Fund Performance - Columbia........................................................................................................... 18 Retail Fund Performance - Threadneedle.................................................................................................... 19 Retirement & Protection Solutions Segment Adjusted Operating Income Statements....................................................................................... 21 Segment Metrics......................................................................................................................................... 22 Corporate & Other Segment Segment Adjusted Operating Income Statements....................................................................................... 25 Eliminations Adjusted Operating Income Statements ..................................................................................................... 26 Balance Sheet and Ratings Information Consolidated Balance Sheets...................................................................................................................... 28 Capital and Ratings Information................................................................................................................... 29 Investments................................................................................................................................................. 30 Non-GAAP Financial Information…................................................................................................................. 31 Glossary of Selected Terminology Glossary of Selected Terminology - Segments............................................................................................ 32 Glossary of Selected Terminology............................................................................................................... 33 Exhibit A Disclosed Items........................................................................................................................................... 36 Exhibit B Corporate & Other Segment Details............................................................................................................ 42 Exhibit C Non-GAAP Financial Measure Reconciliations............................................................................................ 46 Exhibit D Revenue Detail by Product.......................................................................................................................... 49 2 of 50

Statistical Supplement Package (unaudited) Third Quarter 2020 Consolidated Results 3 of 50

Ameriprise Financial, Inc. Statistical Supplement Presentation Third Quarter 2020 Ameriprise Financial, Inc. ("Ameriprise Financial" or "the Company") prepares its financial statements in accordance with generally accepted accounting principles ("GAAP"). Management believes that adjusted operating measures, which exclude the impact of consolidating certain investment entities ("CIEs"); integration and restructuring charges; the market impact on variable annuity guaranteed benefits, net of hedges and the related deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization; the market impact on indexed universal life benefits, net of hedges and the related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the mean reversion related impacts; gain or loss on disposal of business that is not considered discontinued operations; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; net realized investment gains or losses, net of DSIC and DAC amortization, unearned revenue amortization and the reinsurance accrual and income (loss) from discontinued operations, best reflect the underlying performance of our core operations and facilitate a more meaningful trend analysis. The Company also uses several non-GAAP financial measures to evaluate its financial performance on a basis comparable to that used by some securities analysts and investors. However, these measures are not a substitute for GAAP. Therefore, reconciliations to GAAP measures are provided on page 6, page 15 and in Exhibit C "Non-GAAP Financial Measure Reconciliations" on pages 47 and 48. The market impact on variable annuity guaranteed benefits, fixed index annuity benefits and indexed universal life benefits includes changes in liability values caused by changes in financial market conditions, net of changes in economic hedge values. The market impact also includes certain valuation adjustments made in accordance with Financial Accounting Standards Board Accounting Standards Codification 820, Fair Value Measurements and Disclosures ("ASC 820"), including the impact on liability values of discounting projected benefits to reflect a current estimate of RiverSource Life Insurance Company's nonperformance spread. Further, the market impact is net of related impacts on DAC, DSIC and unearned revenue amortization as well as a reinsurance accrual for indexed universal life. The market impact relates to guaranteed minimum accumulation benefits, non-life contingent guaranteed minimum withdrawal benefits, fixed index annuity benefits and indexed universal life benefits accounted for at fair value as embedded derivatives. Adjusted operating earnings is the measure of segment profit or loss management uses to evaluate segment performance. Adjusted operating earnings should not be viewed as a substitute for GAAP income from continuing operations before income tax provision. Management believes the presentation of segment adjusted operating earnings as we measure it for management purposes enhances the understanding of our business by reflecting the underlying performance of our core operations and facilitating a more meaningful trend analysis. In addition, management uses net pretax adjusted operating margin in the Asset Management segment to evaluate segment performance on a basis comparable to other asset managers. In the Asset Management segment, adjusted operating revenues are adjusted to exclude distribution pass through revenues and subadvisory and other pass through revenues, and adjusted operating earnings are adjusted to exclude adjusted operating net investment income and amortization of intangibles. 4 of 50

Ameriprise Financial, Inc.
Consolidated GAAP Income Statements
Third Quarter 2020

(in millions, except per share amounts, unaudited)	3 Qtr 2019	4 Qtr 2019	1 Qtr 2020	2 Qtr 2020	3 Qtr 2020	Year-to-Date 2019	Year-to-Date 2020	Prior Year Comparisons: Qtr Chg - 3Q Diff.	Qtr Chg - 3Q %	YTD Chg - 3Q Diff.	YTD Chg - 3Q %	Seq Qtr Chg - 3Q Diff.	Seq Qtr Chg - 3Q %
Revenues													
Management and financial advice fees	$ 1,794	$ 1,862	$ 1,770	$ 1,702	$ 1,893	$ 5,153	$ 5,365	$ 99	6 %	$ 212	4 %	$ 191	11 %
Distribution fees	480	469	464	375	400	1,450	1,239	(80)	(17)%	(211)	(15)%	25	7 %
Net investment income	356	342	328	305	300	1,121	933	(56)	(16)%	(188)	(17)%	(5)	(2)%
Premiums	374	93	91	78	80	1,121	249	(294)	(79)%	(872)	(78)%	2	3 %
Other revenues	347	338	373	270	340	941	983	(7)	(2)%	42	4 %	70	26 %
Gain on disposal of business	-	213	-	-	-	-	-	-	-	-	-	-	-
Total revenues	3,351	3,317	3,026	2,730	3,013	9,786	8,769	(338)	(10)%	(1,017)	(10)%	283	10 %
Banking and deposit interest expense	34	30	25	18	10	106	53	(24)	(71)%	(53)	(50)%	(8)	(44)%
Total net revenues	3,317	3,287	3,001	2,712	3,003	9,680	8,716	(314)	(9)%	(964)	(10)%	291	11 %
Expenses													
Distribution expenses	971	991	995	940	1,028	2,819	2,963	57	6 %	144	5 %	88	9 %
Interest credited to fixed accounts	127	152	91	262	170	517	523	43	34 %	6	1 %	(92)	(35)%
Benefits, claims, losses and settlement expenses	594	728	(1,747)	1,467	1,104	1,848	824	510	86 %	(1,024)	(55)%	(363)	(25)%
Amortization of deferred acquisition costs	112	(7)	512	(248)	85	186	349	(27)	(24)%	163	88 %	333	#
Interest and debt expense	52	50	46	41	37	164	124	(15)	(29)%	(40)	(24)%	(4)	(10)%
General and administrative expense	820	839	753	776	763	2,448	2,292	(57)	(7)%	(156)	(6)%	(13)	(2)%
Total expenses	2,676	2,753	650	3,238	3,187	7,982	7,075	511	19 %	(907)	(11)%	(51)	(2)%
Pretax income	641	534	2,351	(526)	(184)	1,698	1,641	(825)	#	(57)	(3)%	342	65 %
Income tax provision	98	71	315	13	(44)	268	284	(142)	#	16	6 %	(57)	#
Net income	$ 543	$ 463	$ 2,036	$ (539)	$ (140)	$ 1,430	$ 1,357	$ (683)	#	$ (73)	(5)%	$ 399	74 %
Net Investment Income													
Investment income on fixed maturities	$ 349	$ 332	$ 322	$ 290	$ 275	$ 1,046	$ 887	$ (74)	(21)%	$ (159)	(15)%	$ (15)	(5)%
Realized investment gains (losses) [1]	(10)	(2)	(19)	(3)	4	(6)	(18)	14	#	(12)	#	7	#
Affordable housing	(26)	(40)	(14)	(22)	(14)	(58)	(50)	12	46 %	8	14 %	8	36 %
Other (including seed money)	19	30	22	23	13	67	58	(6)	(32)%	(9)	(13)%	(10)	(43)%
Consolidated investment entities	24	22	17	17	22	72	56	(2)	(8)%	(16)	(22)%	5	29 %
Total net investment income	$ 356	$ 342	$ 328	$ 305	$ 300	$ 1,121	$ 933	$ (56)	(16)%	$ (188)	(17)%	$ (5)	(2)%
Earnings Per Share													
Basic earnings per share	$ 4.09	$ 3.59	$ 16.11	$ (4.31)	$ (1.14)	$ 10.53	$ 10.87	$ (5.23)	#	$ 0.34	3 %	$ 3.17	74 %
Earnings per diluted share [2]	$ 4.04	$ 3.53	$ 15.88	$ (4.31)	$ (1.14)	$ 10.40	$ 10.73	$ (5.18)	#	$ 0.33	3 %	$ 3.17	74 %
Earnings per diluted share growth	17.8 %	(6.1)%	NM	NM	NM	(0.5)%	3.2 %	NM		3.2 %		NM	
Weighted average common shares outstanding													
Basic weighted average common shares outstanding	132.7	129.0	126.4	125.0	123.0	135.8	124.8	(9.7)	(7)%	(11.0)	(8)%	(2.0)	(2)%
Effect of potentially dilutive nonqualified stock options and other share-based awards	1.8	2.3	1.8	1.2	1.9	1.7	1.7	0.1	6 %	-	-	0.7	58 %
Diluted weighted average common shares outstanding	134.5	131.3	128.2	126.2	124.9	137.5	126.5	(9.6)	(7)%	(11.0)	(8)%	(1.3)	(1)%
Metrics													
Net revenue growth	0.8 %	3.4 %	(3.8)%	(16.4)%	(9.5)%	0.2 %	(10.0)%	(10.3)%		(10.2)%		6.9 %	
Pretax income margin	19.3 %	16.2 %	78.3 %	(19.4)%	(6.1)%	17.5 %	18.8 %	(25.4)%		1.3 %		13.3 %	
Effective tax rate	15.4 %	13.2 %	13.4 %	(2.4)%	23.5 %	15.8 %	17.4 %	8.1 %		1.6 %		25.9 %	
Total equity / outstanding shares [3]	$ 45.92	$ 45.04	$ 53.37	$ 52.50	$ 49.81	$ 45.92	$ 49.81	$ 3.89	8 %	$ 3.89	8 %	$ (2.69)	(5)%
Total equity excluding AOCI / outstanding shares [4][5]	$ 43.34	$ 42.98	$ 55.73	$ 49.32	$ 45.57	$ 43.34	$ 45.57	$ 2.23	5 %	$ 2.23	5 %	$ (3.75)	(8)%

(1) Q1 2019 included a $5M impairment classified as restructuring costs related to the sale of Auto & Home.

(2) In Q2 2020 and Q3 2020, the diluted shares used in this calculation represent basic shares due to the net loss. Using actual diluted shares would result in anti-dilution.

(3) Calculated as total equity divided by common shares outstanding plus common stock equivalents outstanding at period end.

(4) Calculated as total equity excluding AOCI divided by common shares outstanding plus common stock equivalents outstanding at period end.

(5) See non-GAAP financial information on pg 31. Non-GAAP financial measure reconciliations can be found on pgs 46 and 47.

NM Not Meaningful

Variance equal to or greater than 100%.

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Ameriprise Financial, Inc. Consolidated Adjusted Operating Results and Highlights Third Quarter 2020 Prior Year Comparisons (in millions except per share amounts, unaudited) Year-to-Date Qtr Chg - 3Q YTD Chg - 3Q Seq Qtr Chg - 3Q 3 Qtr 2019 4 Qtr 2019 1 Qtr 2020 2 Qtr 2020 3 Qtr 2020 2019 2020 Diff. % Diff. % Diff. % Revenues Total net revenues $ 3,317 $ 3,287 $ 3,001 $ 2,712 $ 3,003 $ 9,680 $ 8,716 $ (314) (9)% $ (964) (10)% $ 291 11 % Less revenues attributable to the CIEs 22 21 16 15 21 67 52 (1) (5)% (15) (22)% 6 40 % Less net realized investment gains (losses) (1) (13) (2) (2 0) (3) 4 (4) (1 9) 17 # (15) # 7 # Less market impact on indexed universal life benefits (1) 17 8 55 (6 6) 1 (8) (1 0) (16) (94)% (2) (25)% 67 # Mean reversion related impacts (1) - - (1) 1 - - - - - - - (1) # Less market impact of hedges on investments (9) 2 - - - (37) - 9 # 37 # - - Less gain on disposal of business - 213 - - - - - - - - - - - Less integration/restructuring charges (2) - - - - - (3) - - - 3 # - - Adjusted operating total net revenues (3) $ 3,300 $ 3,045 $ 2,951 $ 2,765 $ 2,977 $ 9,665 $ 8,693 $ (323) (10)% $ (972) (10)% $ 212 8 % Earnings Net income $ 543 $ 463 $ 2,036 $ (539) $ (140) $ 1,430 $ 1,357 $ (683) # $ (73) (5)% $ 399 74 % Less net income (loss) attributable to the CIEs (1) 1 (2) - - - (2) 1 # (2) - - - Integration/restructuring charges (2)(4) 2 6 1 2 1 11 4 (1) (50)% (7) (64)% (1) (50)% Market impact on variable annuity guaranteed benefits (1)(4) 2 375 (1 ,689) 988 427 204 (2 74) 425 # (478) # (561) (57)% Market impact on fixed index annuity benefits (1)(4) 1 - (3) 3 - - - (1) # - - (3) # Market impact on indexed universal life benefits (1)(4) (48) (17) (9 1) 122 4 29 35 52 # 6 21% (118) (97)% Mean reversion related impacts (1)(4) 36 (39) 61 (1 4) (1 7) (1 8) 30 (53) # 48 # (3) (21)% Market impact of hedges on investments (4) 9 (2) - - - 37 - (9) # (37) # - - Less gain on disposal of business (4) - 213 - - - - - - - - - - - Less net realized investment gains (losses) (1)(4) (11) (2) (2 0) (2) 4 (2) (1 8) 15 # (16) # 6 # Tax effect of adjustments (5) (3) (23) 357 (2 31) (8 7) (5 6) 39 (84) # 95 # 1 44 62 % Adjusted operating earnings (3) $ 554 $ 551 $ 694 $ 333 $ 184 $ 1,639 $ 1,211 $ (370) (67)% $ (428) (26)% $ (149) (45)% Pretax Earnings Pretax income $ 641 $ 534 $ 2,351 $ (526) $ (184) $ 1,698 $ 1,641 $ (825) # $ (57) (3)% $ 342 65 % Less pretax income (loss) attributable to the CIEs (1) 1 (2) - - - (2) 1 # (2) - - - Integration/restructuring charges (2) 2 6 1 2 1 11 4 (1) (50)% (7) (64)% (1) (50)% Market impact on variable annuity guaranteed benefits (1) 2 375 (1 ,689) 988 427 204 (2 74) 425 # (478) # (561) (57)% Market impact on fixed index annuity benefits (1) 1 - (3) 3 - - - (1) # - - (3) # Market impact on indexed universal life benefits (1) (48) (17) (9 1) 122 4 29 35 52 # 6 21% (118) (97)% Mean reversion related impacts (1) 36 (39) 61 (1 4) (1 7) (1 8) 30 (53) # 48 # (3) (21)% Market impact of hedges on investments 9 (2) - - - 37 - (9) # (37) # - - Less gain on disposal of business (4) - 213 - - - - - - - - - - - Less net realized investment gains (losses) (1) (11) (2) (2 0) (2) 4 (2) (1 8) 15 # (16) # 6 # Pretax adjusted operating earnings (3) $ 655 $ 645 $ 652 $ 577 $ 227 $ 1,963 $ 1,456 $ (428) (65)% $ (507) (26)% $ (350) (61)% Pretax Adjusted Operating Margin (3)(6) 19.8% 21.2% 22.1% 20.9% 7.6% 20.3% 16.7% (12.2)% (3.6)% (1 3.3)% Adjusted Operating Effective Tax Rate (3)(7) 15.4% 14.6% (6.4)% 42.3% 18.9% 16.5% 16.8% 3. 5% 0. 3% (2 3.4)% Weighted Average Common Shares Outstanding Basic 132.7 129.0 126.4 125.0 123.0 135.8 124.8 (9.7) (7)% (11.0) (8)% (2.0) (2)% Diluted 134.5 131.3 128.2 126.2 124.9 137.5 126.5 (9.6) (7)% (11.0) (8)% (1.3) (1)% Adjusted Operating Earnings Per Share (3) Basic adjusted operating earnings per share $ 4.17 $ 4.27 $ 5. 49 $ 2. 66 $ 1. 50 $ 12. 07 $ 9. 70 $ (2 .67) (64)% $ (2 .37) (20)% $ (1 .16) (44)% Adjusted operating earnings per diluted share $ 4.12 $ 4.20 $ 5.41 $ 2.64 $ 1.47 $ 11.92 $ 9.57 $ (2.65) (64)% $ (2.35) (20)% $ (1.17) (44)% Return on Equity Return on equity excluding AOCI (3)(7) 34.0% 33.1% 59. 5% 41. 7% 30. 6% 34. 0% 30. 6% (3 .4)% (3 .4)% (1 1.1)% Adjusted operating return on equity excluding AOCI (3)(7) 37.7% 38.3% 39. 7% 35. 6% 29. 6% 37. 7% 29. 6% (8 .1)% (8 .1)% (6 .0)% (1) Adjusted operating adjustments for net realized investment gains (losses), mean reversion related impacts, market impact on indexed universal life benefits, market impact on fixed index annuity benefits, and market impact on variable annuity guaranteed benefits are net of the following impacts, as applicable: hedges, DAC and DSIC amortization, unearned revenue amortization and the reinsurance accrual. (2) Q1 2019 included a $5M impairment classified as restructuring costs related to the sale of Auto & Home. (3) See non-GAAP financial information on pg 31. (4) Pretax adjusted operating adjustments. (5) Calculated using the statutory tax rate of 21%. (6) Defined as pretax adjusted operating earnings as a percentage of adjusted operating total net revenues. (7) Non-GAAP financial measure reconciliations can be found on pg 46 and 47. # Variance equal to or greater than 100%. 6 of 50

Ameriprise Financial, Inc.
Consolidated Adjusted Operating Results and Highlights
Third Quarter 2020

(in millions except per share amounts, headcount and where noted, unaudited)	3 Qtr 2019	4 Qtr 2019	1 Qtr 2020	2 Qtr 2020	3 Qtr 2020	Year-to-Date 2019	Year-to-Date 2020	Prior Year Comparisons: Qtr Chg - 3Q Diff.	Qtr Chg - 3Q %	YTD Chg - 3Q Diff.	YTD Chg - 3Q %	Seq Qtr Chg - 3Q Diff.	Seq Qtr Chg - 3Q %
Book Value													
Total equity excluding CIEs / outstanding shares [1][2]	$ 45.92	$ 45.03	$ 53.36	$ 52.46	$ 49.81	$ 45.92	$ 49.81	$ 3.89	8 %	$ 3.89	8 %	$ (2.65)	(5)%
Total equity excluding CIEs and AOCI / outstanding shares [1][3]	$ 43.33	$ 42.97	$ 55.73	$ 49.33	$ 45.57	$ 43.33	$ 45.57	$ 2.24	5 %	$ 2.24	5 %	$ (3.76)	(8)%
Adjusted Operating Metrics													
Adjusted operating earnings per diluted share growth: Target 12 - 15%	14.1 %	10.5 %	44.3 %	(35.0)%	(64.3)%	10.0 %	(19.7)%	(78.4)%		(29.7)%		(29.3)%	
Adjusted operating return on equity excluding AOCI: Target 30%+ [1]	37.7 %	38.3 %	39.7 %	35.6 %	29.6 %	37.7 %	29.6 %	(8.1)%		(8.1)%		(6.0)%	
Debt to Capital													
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital [4]	34.1 %	35.1 %	25.9 %	30.4 %	31.8 %	34.1 %	31.8 %	(2.3)%		(2.3)%		1.4 %	
Goodwill and Intangible Assets	$ 1,963	$ 1,990	$ 1,967	$ 1,967	$ 1,977	$ 1,963	$ 1,977	$ 14	1 %	$ 14	1 %	$ 10	1 %
Assets Under Management and Administration													
Advice & Wealth Management AUM	$ 295,907	$ 315,201	$ 273,072	$ 314,820	$ 336,966	$ 295,907	$ 336,966	$ 41,059	14 %	$ 41,059	14 %	$ 22,146	7 %
Asset Management AUM	468,564	494,181	426,163	476,121	498,004	468,564	498,004	29,440	6 %	29,440	6 %	21,883	5 %
Corporate AUM	47	49	48	71	65	47	65	18	38 %	18	38 %	(6)	(8)%
Eliminations	(29,706)	(31,358)	(27,923)	(31,928)	(34,128)	(29,706)	(34,128)	(4,422)	(15)%	(4,422)	(15)%	(2,200)	(7)%
Total Assets Under Management	734,812	778,073	671,360	759,084	800,907	734,812	800,907	66,095	9 %	66,095	9 %	41,823	6 %
Total Assets Under Administration	186,471	195,376	167,760	187,696	197,699	186,471	197,699	11,228	6 %	11,228	6 %	10,003	5 %
Total AUM and AUA	$ 921,283	$ 973,449	$ 839,120	$ 946,780	$ 998,606	$ 921,283	$ 998,606	$ 77,323	8 %	$ 77,323	8 %	$ 51,826	5 %
Business Metrics													
AWM total client assets	$ 611,650	$ 643,046	$ 559,808	$ 630,202	$ 666,800	$ 611,650	$ 666,800	$ 55,150	9 %	$ 55,150	9 %	$ 36,598	6 %
Total financial advisors	9,930	9,871	9,878	9,894	9,905	9,930	9,905	(25)	-	(25)	-	11	-
Net Flows and Net Deposits													
Advisor wrap	$ 4,109	$ 4,359	$ 6,111	$ 4,916	$ 5,169	$ 13,265	$ 16,196	$ 1,060	26 %	$ 2,931	22 %	$ 253	5 %
Asset Management	$ (1,277)	$ 3,348	$ (2,359)	$ 2,597	$ (1,551)	$ (10,435)	$ (1,313)	$ (274)	(21)%	$ 9,122	87 %	$ (4,148)	#
Annuities [5]	$ (841)	$ (931)	$ (906)	$ (591)	$ (600)	$ (2,918)	$ (2,097)	$ 241	29 %	$ 821	28 %	$ (9)	(2)%
Variable universal life / Universal life	$ (63)	$ (52)	$ (77)	$ (69)	$ (63)	$ (213)	$ (209)	$ -	-	$ 4	2 %	$ 6	9 %
S&P 500													
Daily average	2,958	3,089	3,069	2,927	3,316	2,855	3,105	358	12 %	250	9 %	389	13 %
Period end	2,977	3,231	2,585	3,100	3,363	2,977	3,363	386	13 %	386	13 %	263	8 %
Weighted Equity Index (WEI) [6]													
Daily average	2,065	2,152	2,111	1,975	2,234	2,009	2,107	169	8 %	98	5 %	259	13 %
Period end	2,075	2,247	1,753	2,099	2,255	2,075	2,255	180	9 %	180	9 %	156	7 %

(1) See non-GAAP financial information on pg 31. Non-GAAP financial measure reconciliations can be found on pages 46 and 47.
(2) Calculated as total equity excluding CIEs divided by common shares outstanding plus common stock equivalents outstanding at period end.
(3) Calculated as total equity excluding CIEs and AOCI divided by common shares outstanding plus common stock equivalents outstanding at period end.
(4) The first quarter of 2020 does not include $500 million of debt issuance that settled on April 2, 2020.
(5) Excludes payout annuities.
(6) Weighted Equity Index is an Ameriprise calculated proxy for equity market movements calculated using a weighted average of the S&P 500, Russell 2000, Russell Midcap and MSCI EAFE indices based on North America distributed equity assets.
Variance equal to or greater than 100%.

7 of 50

Ameriprise Financial, Inc.
Common Share and Capital Summary
Third Quarter 2020

(in millions unless otherwise noted, unaudited)

						Year-to-Date		Prior Year Comparisons					
								Qtr Chg - 3Q		YTD Chg - 3Q		Seq Qtr Chg - 3Q	
	3 Qtr 2019	4 Qtr 2019	1 Qtr 2020	2 Qtr 2020	3 Qtr 2020	2019	2020	Diff.	%	Diff.	%	Diff.	%
Common shares													
Beginning balance	131.3	127.4	123.9	122.3	120.6	136.3	123.9	(10.7)	(8)%	(12.4)	(9)%	(1.7)	(1)%
Repurchases	(4.0)	(3.6)	(2.5)	(1.7)	(2.1)	(9.8)	(6.3)	1.9	48 %	3.5	36 %	(0.4)	(24)%
Issuances	0.3	0.3	1.8	-	0.3	1.5	2.1	-	-	0.6	40 %	0.3	-
Other	(0.2)	(0.2)	(0.9)	-	(0.2)	(0.6)	(1.1)	-	-	(0.5)	(83)%	(0.2)	-
Total common shares outstanding	127.4	123.9	122.3	120.6	118.6	127.4	118.6	(8.8)	(7)%	(8.8)	(7)%	(2.0)	(2)%
Restricted stock units	3.2	3.3	3.1	3.2	3.2	3.2	3.2	-	-	-	-	-	-
Total basic common shares outstanding	130.6	127.2	125.4	123.8	121.8	130.6	121.8	(8.8)	(7)%	(8.8)	(7)%	(2.0)	(2)%
Total potentially dilutive shares	1.9	2.6	0.9	1.8	1.9	1.9	1.9	-	-	-	-	0.1	6 %
Total diluted shares	132.5	129.8	126.3	125.6	123.7	132.5	123.7	(8.8)	(7)%	(8.8)	(7)%	(1.9)	(2)%
Capital Returned to Shareholders													
Dividends paid	$ 129	$ 128	$ 126	$ 131	$ 129	$ 390	$ 386	$ -	-	$ (4)	(1)%	$ (2)	(2)%
Common stock share repurchases	$ 547	$ 561	$ 386	$ 251	$ 319	$ 1,338	$ 956	$ (228)	(42)%	$ (382)	(29)%	$ 68	27 %
Allocated Capital [(1)]													
Advice & Wealth Management	910	977	1,053	1,172	1,220	910	1,220	310	34 %	310	34 %	48	4 %
Asset Management	1,827	1,838	1,818	1,831	1,838	1,827	1,838	11	1 %	11	1 %	7	-
Retirement and Protection Solutions	$ 1,571	$ 1,561	$ 1,737	$ 1,576	$ 1,523	$ 1,571	$ 1,523	$ (48)	(3)%	$ (48)	(3)%	$ (53)	(3)%
Corporate & Other	4,401	4,140	4,681	4,328	3,770	4,401	3,770	(631)	(14)%	(631)	(14)%	(558)	(13)%
Total allocated capital	$ 8,709	$ 8,516	$ 9,289	$ 8,907	$ 8,351	$ 8,709	$ 8,351	$ (358)	(4)%	$ (358)	(4)%	$ (556)	(6)%

(1) Allocated capital equals Ameriprise Financial shareholders' equity excluding consolidated investment entities less AOCI plus Ameriprise Financial long-term debt excluding fair value of hedges, unamortized discount, debt issuance costs and finance lease liabilities. Allocated capital is not adjusted for non adjusted operating items except for CIEs.

8 of 50

Statistical Supplement Package (unaudited) Third Quarter 2020 Segment Results 9 of 50

Ameriprise Financial, Inc. Segment Summary Third Quarter 2020 Prior Year Comparisons (in millions unless otherwise noted, unaudited) Year-to-Date Qtr Chg - 3Q YTD Chg - 3Q Seq Qtr Chg - 3Q 3 Qtr 2019 4 Qtr 2019 1 Qtr 2020 2 Qtr 2020 3 Qtr 2020 2019 2020 Diff. % Diff. % Diff. % Segment Summary Advice & Wealth Management Adjusted operating total net revenues $ 1,682 $ 1,710 $ 1,695 $ 1,537 $ 1,667 $ 4,889 $ 4,899 $ (15) (1)% $ 10 - $ 130 8 % Adjusted operating expenses 1,286 1,323 1,317 1,266 1,347 3,767 3,930 61 5% 163 4% 81 6 % Pretax adjusted operating earnings $ 396 $ 387 $ 378 $ 271 $ 320 $ 1,122 $ 969 $ (76) (19)% $ (153) (14)% $ 49 18 % Allocated capital $ 910 $ 977 $ 1,053 $ 1,172 $ 1,220 $ 910 $ 1,220 $ 310 34% $ 310 34% $ 48 4 % Adjusted operating return on allocated capital (1) 155.6% 150.9% 153. 0% 124. 2% 107. 7% 155. 6% 107. 7% (47.9)% (47.9)% (16.5)% Pretax adjusted operating margin 23.5% 22.6% 22.3% 17.6% 19.2% 22.9% 19.8% (4.3)% (3.1)% 1.6 % Asset Management Adjusted operating total net revenues $ 742 $ 770 $ 686 $ 668 $ 739 $ 2,143 $ 2,093 $ (3) - $ (50) (2)% $ 71 11 % Adjusted operating expenses 569 592 529 527 541 1,660 1,597 (28) (5)% (63) (4)% 14 3 % Pretax adjusted operating earnings $ 173 $ 178 $ 157 $ 141 $ 198 $ 483 $ 496 $ 25 14% $ 13 3% $ 57 40 % Allocated capital $ 1,827 $ 1,838 $ 1,818 $ 1,831 $ 1,838 $ 1,827 $ 1,838 $ 11 1% $ 11 1% $ 7 - Adjusted operating return on allocated capital (1) 28.7% 30.2% 32. 8% 29. 9% 30. 6% 28. 7% 30. 6% 1 .9% 1 .9% 0 .7 % Pretax adjusted operating margin 23.3% 23.1% 22.9% 21.1% 26.8% 22.5% 23.7% 3.5% 1.2% 5.7 % Adjusted operating total net revenues $ 742 $ 770 $ 686 $ 668 $ 739 $ 2,143 $ 2,093 $ (3) - $ (50) (2)% $ 71 11 % Distribution pass thru revenues (189) (193) (186) (177) (193) (554) (556) (4) (2)% (2) - (16) (9)% Subadvisory and other pass thru revenues (83) (85) (78) (76) (74) (245) (228) 9 11% 17 7% 2 3% (2) Net adjusted operating revenues $ 470 $ 492 $ 422 $ 415 $ 472 $ 1,344 $ 1,309 $ 2 - $ (35) (3)% $ 57 14 % Pretax adjusted operating earnings $ 173 $ 178 $ 157 $ 141 $ 198 $ 483 $ 496 $ 25 14% $ 13 3% $ 57 40 % Adjusted operating net investment income (2) (4) - (1) 6 (11) 5 8 # 16 # 7 # Amortization of intangibles 9 4 3 3 3 17 9 (6) (67)% (8) (47)% - - (2) Net adjusted operating earnings $ 180 $ 178 $ 160 $ 143 $ 207 $ 489 $ 510 $ 27 15% $ 21 4% $ 64 45 % Net pretax adjusted operating margin (2)(3) 38.3% 36.2% 37. 9% 34. 5% 43. 9% 36. 4% 39. 0% 5 .6% 2 .6% 9 .4 % Retirement and Protection Solutions Adjusted operating total net revenues $ 788 $ 786 $ 759 $ 755 $ 781 $ 2,337 $ 2,295 $ (7) (1)% $ (42) (2)% $ 26 3 % Adjusted operating expenses 623 607 592 533 870 1,792 1,995 247 40% 203 11% 337 63 % Pretax adjusted operating earnings $ 165 $ 179 $ 167 $ 222 $ (89) $ 545 $ 300 $ (254) # $ (245) (45)% $ (311) # Allocated capital $ 1,571 $ 1,561 $ 1,737 $ 1,576 $ 1,523 $ 1,571 $ 1,523 $ (48) (3)% $ (48) (3)% $ (53) (3)% Adjusted operating return on allocated capital (1) 38.1% 38.3% 39. 1% 37. 4% 24. 3% 38. 1% 24. 3% (13.8)% (13.8)% (13.1)% Pretax adjusted operating margin 20.9% 22.8% 22.0% 29.4% (11.4)% 23.3% 13.1 % Corporate & Other Corporate excluding Long Term Care, Fixed Annuities and Auto & Home pretax adjusted operating loss $ (73) $ (103) $ (52) $ (77) $ (58) $ (230) $ (187) $ 15 21% $ 43 19% $ 19 25 % Long Term Care pretax adjusted operating earnings (loss) $ (8) $ (2) $ 2 $ 17 $ (135) $ 2 $ (116) $ (127) # $ (118) # $ (152) # Fixed Annuities pretax adjusted operating earnings (loss) $ 12 $ 6 $ - $ 3 $ (9) $ 28 $ (6) $ (21) # $ (34) N/A# $ (12) # Auto & Home pretax adjusted operating earnings (loss) (4) $ (10) #REF!N/A $ N/A - $ N/A - $ N/A - $ 13 $ N/A - $ N/A 10 N/A# $ N/A (13) # $ N/A - N/A- (1) Calculated using adjusted operating earnings subject to the quarterly adjusted operating effective tax rate for the last four quarters in the numerator and the average allocated capital as of the last day of the trailing four quarters and current quarter in the denominator. (2) See non-GAAP financial information on pg 31. (3) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues. (4) Auto & Home business sold as of October 1, 2019 to American Family Insurance # Variance equal to or greater than 100%. 10 of 50

Statistical Supplement Package (unaudited) Third Quarter 2020 Advice & Wealth Management Segment 11 of 50

Ameriprise Financial, Inc.
Advice & Wealth Management Segment
Third Quarter 2020

(in millions unless otherwise noted, unaudited)

	3 Qtr 2019	4 Qtr 2019	1 Qtr 2020	2 Qtr 2020	3 Qtr 2020	Year-to-Date 2019	Year-to-Date 2020	Prior Year Comparisons: Qtr Chg - 3Q Diff.	Qtr Chg - 3Q %	YTD Chg - 3Q Diff.	YTD Chg - 3Q %	Seq Qtr Chg - 3Q Diff.	Seq Qtr Chg - 3Q %
Advice & Wealth Management Segment Adjusted Operating Income Statements													
Revenues													
Management and financial advice fees	$ 984	$ 1,025	$ 1,024	$ 969	$ 1,077	$ 2,816	$ 3,070	$ 93	9 %	$ 254	9 %	$ 108	11 %
Distribution fees	578	562	548	453	479	1,719	1,480	(99)	(17)%	(239)	(14)%	26	6 %
Net investment income	110	101	100	77	70	310	247	(40)	(36)%	(63)	(20)%	(7)	(9)%
Premiums	-	-	-	-	-	-	-	-	-	-	-	-	-
Other revenues	45	52	48	56	51	150	155	6	13 %	5	3 %	(5)	(9)%
Total revenues	1,717	1,740	1,720	1,555	1,677	4,995	4,952	(40)	(2)%	(43)	(1)%	122	8 %
Banking and deposit interest expense	35	30	25	18	10	106	53	(25)	(71)%	(53)	(50)%	(8)	(44)%
Adjusted operating total net revenues	1,682	1,710	1,695	1,537	1,667	4,889	4,899	(15)	(1)%	10	-	130	8 %
Expenses													
Distribution expenses	948	970	970	913	998	2,744	2,881	50	5 %	137	5 %	85	9 %
Interest credited to fixed accounts	-	-	-	-	-	-	-	-	-	-	-	-	-
Benefits, claims, losses and settlement expenses	-	-	-	-	-	-	-	-	-	-	-	-	-
Amortization of deferred acquisition costs	-	-	-	-	-	-	-	-	-	-	-	-	-
Interest and debt expense	2	3	2	3	3	8	8	1	50 %	-	-	-	-
General and administrative expense	336	350	345	350	346	1,015	1,041	10	3 %	26	3 %	(4)	(1)%
Adjusted operating expenses	1,286	1,323	1,317	1,266	1,347	3,767	3,930	61	5 %	163	4 %	81	6 %
Pretax adjusted operating earnings	$ 396	$ 387	$ 378	$ 271	$ 320	$ 1,122	$ 969	$ (76)	(19)%	$ (153)	(14)%	$ 49	18 %
Pretax adjusted operating margin	23.5 %	22.6 %	22.3 %	17.6 %	19.2 %	22.9 %	19.8 %	(4.3)%		(3.1)%		1.6 %	
Return on Capital													
Allocated capital	$ 910	$ 977	$ 1,053	$ 1,172	$ 1,220	$ 910	$ 1,220	$ 310	34 %	$ 310	34 %	$ 48	4 %
Adjusted operating return on allocated capital [1]	155.6 %	150.9 %	153.0 %	124.2 %	107.7 %	155.6 %	107.7 %	(47.9)%		(47.9)%		(16.5)%	
Brokerage Cash and Certificates Balances													
On-balance sheet (Net Investment Income)													
On-balance sheet - broker dealer	$ 3,169	$ 3,141	$ 3,517	$ 3,332	$ 3,345	$ 3,169	$ 3,345	$ 176	6 %	$ 176	6 %	$ 13	-
On-balance sheet - bank	2,543	3,788	6,160	5,298	6,320	2,543	6,320	3,777	#	3,777	#	1,022	19 %
On-balance sheet - certificate	7,744	7,522	7,336	7,451	7,165	7,744	7,165	(579)	(7)%	(579)	(7)%	(286)	(4)%
Total on-balance sheet	13,456	14,451	17,013	16,081	16,830	13,456	16,830	3,374	25 %	3,374	25 %	749	5 %
Off-balance sheet (Distribution Fees)													
Off-balance sheet - broker dealer	18,295	18,470	22,988	22,498	22,591	18,295	22,591	4,296	23 %	4,296	23 %	93	
Total Brokerage cash and certificates balances	$ 31,751	$ 32,921	$ 40,001	$ 38,579	$ 39,421	$ 31,751	$ 39,421	$ 7,670	24 %	$ 7,670	24 %	$ 842	2 %
Gross Fee Yield													
On-balance sheet - broker dealer	2.54 %	1.98 %	1.17 %	0.10 %	0.11 %	2.92 %	0.44 %	(2.4)%		(2.5)%		0.0 %	
On-balance sheet - bank	2.61 %	2.45 %	2.15 %	1.65 %	1.53 %	2.31 %	1.71 %	(1.1)%		(0.6)%		(0.1)%	
On-balance sheet - certificate	2.79 %	2.55 %	2.43 %	1.83 %	1.45 %	2.88 %	1.91 %	(1.3)%		(1.0)%		(0.4)%	
Off-balance sheet - broker dealer	2.19 %	1.79 %	1.40 %	0.27 %	0.29 %	2.18 %	0.62 %	(1.9)%		(1.6)%		0.0 %	
Weighted Average Gross Fee Yield [2]	2.40 %	2.07 %	1.72 %	0.79 %	0.71 %	2.41 %	1.04 %	(1.7)%		(1.4)%		(0.1)%	

(1) Calculated using adjusted operating earnings subject to the quarterly adjusted operating effective tax rate for the last four quarters in the numerator and the average allocated capital as of the last day of the trailing four quarters and current quarter in the denominator.

(2) Gross Fee yield represents annualized gross fee revenue earned on average interest-bearing balances for the period noted.

Variance equal to or greater than 100%.

12 of 50

Ameriprise Financial, Inc. Advice & Wealth Management Segment Third Quarter 2020 Prior Year Comparisons (in millions, except headcount and where noted, unaudited) Year-to-Date Qtr Chg - 3Q YTD Chg - 3Q Seq Qtr Chg - 3Q 3 Qtr 2019 4 Qtr 2019 1 Qtr 2020 2 Qtr 2020 3 Qtr 2020 2019 2020 Diff. % Diff. % Diff. % Product Information Certificates and Banking - Combined Pretax adjusted operating earnings $ 16 $ 18 $ 17 $ 18 $ 17 $ 48 $ 52 $ 1 6% $ 4 8% $ (1) (6)% Allocated capital $ 598 $ 650 $ 742 $ 856 $ 907 $ 598 $ 907 $ 309 52% $ 309 52% $ 51 6 % Adjusted operating return on allocated capital (1) 11.7% 10.6% 10. 3% 8 .6% 7 .7% 11. 7% 7 .7% (4 .0)% (4 .0)% (0 .9)% Wealth Management & Distribution Pretax adjusted operating earnings $ 380 $ 369 $ 361 $ 253 $ 303 $ 1,074 $ 917 $ (77) (20)% $ (157) (15)% $ 50 20 % Allocated capital $ 312 $ 327 $ 311 $ 316 $ 313 $ 312 $ 313 $ 1 - $ 1 - $ (3) (1)% Adjusted operating return on allocated capital (1) 367.9% 384.4% 418. 9% 369. 2% 345. 5% 367. 9% 345. 5% (22.4)% (22.4)% (23.7)% Financial Advisors Employee advisors (2) 2,165 2,131 2,102 2,116 2,123 2,165 2,123 (42) (2)% (42) (2)% 7 - Franchisee advisors 7,765 7,740 7,776 7,778 7,782 7,765 7,782 17 - 17 - 4 - Total financial advisors 9,930 9,871 9,878 9,894 9,905 9,930 9,905 (25) - (25) - 11 - Adjusted operating total net revenues per financial advisor (in thousands) (3) $ 169 $ 173 $ 172 $ 155 $ 168 $ 491 $ 495 $ (1) (1)% $ 4 1% $ 13 8 % Adjusted operating total net revenues per financial advisor-trailing twelve months (in thousands) (4) $ 650 $ 664 $ 680 $ 669 $ 668 $ 650 $ 668 $ 18 3% $ 18 3% $ (1) - Advisor Retention Employee 91.8% 91.2% 90.2% 90.9% 91.9% 91.8% 91.9% 0.1% 0.1% 1.0 % Franchisee 92.8% 92.8% 92.8% 93.4% 93.6% 92.8% 93.6% 0.8% 0.8% 0.2 % AWM Total Client Assets $ 611,650 $ 643,046 $ 559, 808 $ 630, 202 $ 666, 800 $ 611, 650 $ 666, 800 $ 55,150 9% $ 55,150 9% $ 36,598 6 % Total Wrap Accounts Beginning assets $ 291,969 $ 298,063 $ 317,536 $ 275,505 $ 317,615 $ 251,486 $ 317,536 $ 25,646 9% $ 66,050 26% $ 42,110 15 % Other net flows 4,109 4,359 6,111 4,916 5,169 13,265 16,196 1,060 26% 2,931 22% 253 5 % Net flows 4,109 4,359 6,111 4,916 5,169 13,265 16,196 1,060 26% 2,931 22% 253 5 % Market appreciation (depreciation) and other 1,985 15,114 (48,142) 37,194 17,166 33,312 6,218 15,181 # (27,094) (81)% (20,028) (54)% Total wrap ending assets $ 298,063 $ 317,536 $ 275,505 $ 317,615 $ 339,950 $ 298,063 $ 339,950 $ 41,887 14% $ 41,887 14% $ 22,335 7 % Advisory wrap account assets ending balance (5) $ 295,031 $ 314,281 $ 272, 263 $ 313, 898 $ 335, 980 $ 295, 031 $ 335, 980 $ 40,949 14% $ 40,949 14% $ 22,082 7% (1) Calculated using adjusted operating earnings subject to the quarterly adjusted operating effective tax rate for the last four quarters in the numerator and the average allocated capital as of the last day of the trailing four quarters and current quarter in the denominator. (2) IPI advisors are being included in the employee advisor count. (3) Year-to-date is sum of current and prior quarters for the year under review. (4) Trailing twelve months is the sum of the last four quarters. (5) Advisory wrap account assets represent those assets for which clients receive advisory services and are the primary driver of revenue earned on wrap accounts. Clients may hold non-advisory investments in their wrap accounts that do not incur an advisory fee. Beginning Q4 2019, all advisory fee billing is calculated in advance on a monthly basis using point-in-time assets. Prior to Q4 2019, some advisory accounts billed in arrears on a quarterly or monthly basis using average daily assets. # Variance equal to or greater than 100%. 13 of 50

Statistical Supplement Package (unaudited) Third Quarter 2020 Asset Management Segment 14 of 50

Ameriprise Financial, Inc. Asset Management Segment Third Quarter 2020 Prior Year Comparisons (in millions unless otherwise noted, unaudited) Year-to-Date Qtr Chg - 3Q YTD Chg - 3Q Seq Qtr Chg - 3Q 3 Qtr 2019 4 Qtr 2019 1 Qtr 2020 2 Qtr 2020 3 Qtr 2020 2019 2020 Diff. % Diff. % Diff. % Asset Management Segment Adjusted Operating Income Statements Revenues Management and financial advice fees $ 636 $ 661 $ 583 $ 570 $ 641 $ 1,827 $ 1,794 $ 5 1% $ (33) (2)% $ 71 12 % Distribution fees 102 105 103 96 104 303 303 2 2% - - 8 8 % Net investment income 2 4 - 1 (6) 11 (5) (8) # (16) # (7) # Premiums - - - - - - - - - - - - - Other revenues 1 - - 1 - 2 1 (1) # (1) (50)% (1) # Total revenues 741 770 686 668 739 2,143 2,093 (2) - (50) (2)% 71 11 % Banking and deposit interest expense (1) - - - - - - 1 # - - - - Adjusted operating total net revenues 742 770 686 668 739 2,143 2,093 (3) - (50) (2)% 71 11 % Expenses Distribution expenses 236 239 231 220 240 689 691 4 2% 2 - 20 9 % Interest credited to fixed accounts - - - - - - - - - - - - - Benefits, claims, losses and settlement expenses - - - - - - - - - - - - - Amortization of deferred acquisition costs 2 2 3 3 2 7 8 - - 1 14% (1) (33)% Interest and debt expense 6 6 1 1 2 19 4 (4) (67)% (15) (79)% 1 # General and administrative expense 325 345 294 303 297 945 894 (28) (9)% (51) (5)% (6) (2)% Adjusted operating expenses 569 592 529 527 541 1,660 1,597 (28) (5)% (63) (4)% 14 3 % Pretax adjusted operating earnings $ 173 $ 178 $ 157 $ 141 $ 198 $ 483 $ 496 $ 25 14% $ 13 3% $ 57 40 % Pretax adjusted operating margin 23.3% 23.1% 22.9% 21.1% 26.8% 22.5% 23.7% 3.5% 1.2% 5.7 % Adjusted operating total net revenues $ 742 $ 770 $ 686 $ 668 $ 739 $ 2,143 $ 2,093 $ (3) - $ (50) (2)% $ 71 11 % Distribution pass thru revenues (189) (193) (186) (177) (193) (554) (556) (4) (2)% (2) - (16) (9)% Subadvisory and other pass thru revenues (83) (85) (78) (76) (74) (245) (228) 9 11% 17 7% 2 3% (1) Net adjusted operating revenues $ 470 $ 492 $ 422 $ 415 $ 472 $ 1,344 $ 1,309 $ 2 - $ (35) (3)% $ 57 14 % Pretax adjusted operating earnings $ 173 $ 178 $ 157 $ 141 $ 198 $ 483 $ 496 $ 25 14% $ 13 3% $ 57 40 % Adjusted operating net investment income (2) (4) - (1) 6 (11) 5 8 # 16 # 7 # Amortization of intangibles 9 4 3 3 3 17 9 (6) (67)% (8) (47)% - - (1) Net adjusted operating earnings $ 180 $ 178 $ 160 $ 143 $ 207 $ 489 $ 510 $ 27 15% $ 21 4% $ 64 45 % Net pretax adjusted operating margin (1)(2) 38.3% 36.2% 37. 9% 34. 5% 43. 9% 36. 4% 39. 0% 5 .6% 2 .6% 9 .4 % Performance Fees (3) Performance fees $ 33 $ 41 $ - $ 1 $ - $ 51 $ 1 $ (33) # $ (50) (98)% $ (1) # Performance fee related general and administrative expense 15 22 - - - 18 - (15) # (18) # - - Net performance fees $ 18 $ 19 $ - $ 1 $ - $ 33 $ 1 $ (18) # $ (32) (97)% $ (1) # Return on Capital Allocated capital $ 1,827 $ 1,838 $ 1,818 $ 1,831 $ 1,838 $ 1,827 $ 1,838 $ 11 1% $ 11 1% $ 7 - Adjusted operating return on allocated capital (4) 28.7% 30.2% 32. 8% 29. 9% 30. 6% 28. 7% 30. 6% 1 .9% 1 .9% 0 .7% (1) See non-GAAP financial information on pg 31. (2) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues. (3) Performance fees do not include CLO incentive fees. (4) Calculated using adjusted operating earnings subject to the quarterly adjusted operating effective tax rate for the last four quarters in the numerator and the average allocated capital as of the last day of the trailing four quarters and current quarter in the denominator. # Variance equal to or greater than 100%. 15 of 50

Ameriprise Financial, Inc.
Asset Management Segment
Third Quarter 2020

(in millions unless otherwise noted, unaudited)

	3 Qtr 2019	4 Qtr 2019	1 Qtr 2020	2 Qtr 2020	3 Qtr 2020	Year-to-Date 2019	Year-to-Date 2020	Prior Year Comparisons: Qtr Chg - 3Q Diff.	Qtr Chg - 3Q %	YTD Chg - 3Q Diff.	YTD Chg - 3Q %	Seq Qtr Chg - 3Q Diff.	Seq Qtr Chg - 3Q %
Total Managed Assets by Type													
Equity	$ 250,807	$ 271,149	$ 210,463	$ 251,362	$ 264,840	$ 250,807	$ 264,840	$ 14,033	6 %	$ 14,033	6 %	$ 13,478	5 %
Fixed income	176,105	179,210	174,012	183,061	188,844	176,105	188,844	12,739	7 %	12,739	7 %	5,783	3 %
Money market	4,797	5,634	4,947	4,997	5,076	4,797	5,076	279	6 %	279	6 %	79	2 %
Alternative	3,163	3,093	2,745	3,148	3,465	3,163	3,465	302	10 %	302	10 %	317	10 %
Hybrid and other	33,692	35,095	33,996	33,553	35,779	33,692	35,779	2,087	6 %	2,087	6 %	2,226	7 %
Total managed assets by type	$ 468,564	$ 494,181	$ 426,163	$ 476,121	$ 498,004	$ 468,564	$ 498,004	$ 29,440	6 %	$ 29,440	6 %	$ 21,883	5 %
Average Managed Assets by Type (1)													
Equity	$ 250,986	$ 260,719	$ 246,757	$ 235,797	$ 264,206	$ 247,705	$ 252,522	$ 13,220	5 %	$ 4,817	2 %	$ 28,409	12 %
Fixed income	174,440	178,194	181,159	178,986	187,171	168,953	183,219	12,731	7 %	14,266	8 %	8,185	5 %
Money market	4,941	5,252	4,745	5,121	5,100	5,025	4,992	159	3 %	(33)	(1)%	(21)	-
Alternative	3,138	3,084	3,030	2,956	3,340	3,142	3,141	202	6 %	(1)	-	384	13 %
Hybrid and other	33,889	34,292	35,397	33,457	35,422	33,712	34,956	1,533	5 %	1,244	4 %	1,965	6 %
Total average managed assets by type	$ 467,394	$ 481,541	$ 471,088	$ 456,317	$ 495,239	$ 458,537	$ 478,830	$ 27,845	6 %	$ 20,293	4 %	$ 38,922	9 %
Model delivery AUA flows (2)	870	233	66	315	299	1,411	680	(571)	(66)%	(731)	(52)%	(16)	(5)%
Total Assets Under Advisement (3)	11,515	11,707	12,796	10,454	12,714	11,515	12,714	1,199	10 %	1,199	10 %	2,260	22 %

(1) Average ending balances are calculated using the average of the prior period's ending balance and all months in the current period.

(2) Estimated flows based on the period to period change in assets less calculated performance based on strategy returns. Flows are presented on a one-quarter lag.

(3) Assets are presented on a one-quarter lag.

16 of 50

Ameriprise Financial, Inc.
Asset Management Segment
Third Quarter 2020

(in millions unless otherwise noted, unaudited)	3 Qtr 2019	4 Qtr 2019	1 Qtr 2020	2 Qtr 2020	3 Qtr 2020	Year-to-Date 2019	Year-to-Date 2020	Prior Year Comparisons Qtr Chg - 3Q Diff.	Prior Year Comparisons Qtr Chg - 3Q %	Prior Year Comparisons YTD Chg - 3Q Diff.	Prior Year Comparisons YTD Chg - 3Q %	Seq Qtr Chg - 3Q Diff.	Seq Qtr Chg - 3Q %
Managed Assets Rollforward													
Global Retail Funds													
Beginning assets	$ 272,784	$ 271,409	$ 287,452	$ 239,038	$ 274,136	$ 247,943	$ 287,452	$ 1,352	-	$ 39,509	16 %	$ 35,098	15 %
Inflows	11,084	12,826	17,371	15,925	14,498	34,113	47,794	3,414	31 %	13,681	40 %	(1,427)	(9)%
Outflows	(12,453)	(12,817)	(20,028)	(14,231)	(13,192)	(40,976)	(47,451)	(739)	(6)%	(6,475)	(16)%	1,039	7 %
Net VP/VIT fund flows	(583)	(640)	(737)	(625)	(691)	(2,103)	(2,053)	(108)	(19)%	50	2 %	(66)	(11)%
Net new flows	(1,952)	(631)	(3,394)	1,069	615	(8,966)	(1,710)	2,567	#	7,256	81 %	(454)	(42)%
Reinvested dividends	580	5,664	502	1,983	1,375	4,041	3,860	795	#	(181)	(4)%	(608)	(31)%
Net flows	(1,372)	5,033	(2,892)	3,052	1,990	(4,925)	2,150	3,362	#	7,075	#	(1,062)	(35)%
Distributions	(708)	(6,480)	(669)	(2,266)	(1,540)	(4,826)	(4,475)	(832)	#	351	7 %	726	32 %
Market appreciation (depreciation) and other	1,835	15,743	(43,485)	34,278	13,848	34,493	4,641	12,013	#	(29,852)	(87)%	(20,430)	(60)%
Foreign currency translation (1)	(1,130)	1,747	(1,368)	34	1,488	(1,276)	154	2,618	#	1,430	#	1,454	#
Total ending assets	271,409	287,452	239,038	274,136	289,922	271,409	289,922	18,513	7 %	18,513	7 %	15,786	6 %
% of total retail assets sub-advised	18.6%	18.3%	19.2%	19.2%	18.1%	18.6%	18.1%	(0.5)%		(0.5)%		(1.1)%	
Global Institutional													
Beginning assets	195,490	197,155	206,729	187,125	201,985	182,707	206,729	6,495	3 %	24,022	13 %	14,860	8 %
Inflows (2)	6,423	6,151	8,561	6,437	7,021	16,560	22,019	598	9 %	5,459	33 %	584	9 %
Outflows	(6,328)	(7,836)	(8,028)	(6,892)	(10,562)	(22,070)	(25,482)	(4,234)	(67)%	(3,412)	(15)%	(3,670)	(53)%
Net flows	95	(1,685)	533	(455)	(3,541)	(5,510)	(3,463)	(3,636)	#	2,047	37 %	(3,086)	#
Market appreciation (depreciation) and other (3)	4,118	7,041	(16,698)	15,745	6,546	22,730	5,593	2,428	59 %	(17,137)	(75)%	(9,199)	(58)%
Foreign currency translation (1)	(2,548)	4,218	(3,439)	(430)	3,092	(2,772)	(777)	5,640	#	1,995	72 %	3,522	#
Total ending assets	197,155	206,729	187,125	201,985	208,082	197,155	208,082	10,927	6 %	10,927	6 %	6,097	3 %
Total managed assets	$ 468,564	$ 494,181	$ 426,163	$ 476,121	$ 498,004	$ 468,564	$ 498,004	$ 29,440	6 %	$ 29,440	6 %	$ 21,883	5 %
Total net flows	$ (1,277)	$ 3,348	$ (2,359)	$ 2,597	$ (1,551)	$ (10,435)	$ (1,313)	$ (274)	(21)%	$ 9,122	87 %	$ (4,148)	#
Former Parent Company Related (4)													
Retail net new flows	$ (117)	$ (162)	$ (205)	$ 359	$ 296	$ (690)	$ 450	$ 413	#	$ 1,140	#	$ (63)	(18)%
Institutional net new flows	(1,183)	(754)	(598)	(666)	(851)	(2,696)	(2,115)	332	28 %	581	22 %	(185)	(28)%
Total net new flows	$ (1,300)	$ (916)	$ (803)	$ (307)	$ (555)	$ (3,386)	$ (1,665)	$ 745	57 %	$ 1,721	51 %	$ (248)	(81)%

(1) Amounts represent local currency to US dollar translation for reporting purposes.

(2) Inflows include $99M in Q1 2020, $281M in Q2 2020 and $409M in Q3 2020 of net flows from our recently launched RiverSouce Structured Annuity which is designed to be a replacement for other Variable Annuity Products.

(3) Included in Market appreciation (depreciation) and other for Global Institutional is the change in the affiliated general account balance excluding net flows related to the recently launched Structured Annuity product.

(4) Former parent company related assets and net new flows are included in the rollforwards above and include Bank of America Pension, US Trust, Balboa and Zurich.

Variance equal to or greater than 100%.

17 of 50

Ameriprise Financial, Inc.
Asset Management Segment - Columbia
Third Quarter 2020

Mutual Fund Rankings in top 2 Lipper Quartiles

		3 Qtr 2019	4 Qtr 2019	1 Qtr 2020	2 Qtr 2020	3 Qtr 2020
Domestic Equity						
Equal weighted	1 year	46 %	59 %	53 %	65 %	71 %
	3 year	47 %	55 %	50 %	56 %	61 %
	5 year	56 %	48 %	58 %	58 %	57 %
Asset weighted	1 year	63 %	75 %	75 %	82 %	75 %
	3 year	61 %	66 %	69 %	71 %	72 %
	5 year	75 %	69 %	75 %	75 %	69 %
International Equity						
Equal weighted	1 year	77 %	100 %	64 %	68 %	79 %
	3 year	80 %	80 %	80 %	70 %	92 %
	5 year	60 %	65 %	60 %	65 %	92 %
Asset weighted	1 year	83 %	100 %	54 %	70 %	67 %
	3 year	87 %	86 %	84 %	82 %	89 %
	5 year	68 %	69 %	61 %	62 %	89 %
Taxable Fixed Income						
Equal weighted	1 year	76 %	83 %	33 %	41 %	71 %
	3 year	75 %	81 %	47 %	69 %	69 %
	5 year	88 %	88 %	75 %	87 %	80 %
Asset weighted	1 year	64 %	90 %	20 %	30 %	83 %
	3 year	82 %	89 %	29 %	58 %	57 %
	5 year	90 %	90 %	79 %	90 %	83 %
Tax Exempt Fixed Income						
Equal weighted	1 year	89 %	89 %	63 %	58 %	53 %
	3 year	100 %	89 %	89 %	74 %	74 %
	5 year	94 %	94 %	100 %	79 %	84 %
Asset weighted	1 year	98 %	93 %	41 %	47 %	28 %
	3 year	100 %	92 %	89 %	59 %	59 %
	5 year	98 %	98 %	100 %	62 %	65 %
Asset Allocation Funds						
Equal weighted	1 year	38 %	64 %	79 %	79 %	86 %
	3 year	73 %	58 %	86 %	79 %	71 %
	5 year	89 %	80 %	92 %	83 %	75 %
Asset weighted	1 year	64 %	86 %	91 %	91 %	95 %
	3 year	94 %	88 %	95 %	94 %	84 %
	5 year	99 %	96 %	96 %	95 %	93 %
Number of 4- or 5-star Morningstar rated funds						
Overall		52	56	56	55	58
3 year		48	51	41	43	39
5 year		49	53	48	49	50
Percent of 4- or 5-star Morningstar rated funds						
Overall		50 %	54 %	54 %	53 %	63 %
3 year		47 %	49 %	39 %	42 %	42 %
5 year		49 %	53 %	47 %	48 %	55 %
Percent of 4- or 5-star Morningstar rated assets						
Overall		58 %	66 %	63 %	62 %	66 %
3 year		49 %	50 %	43 %	46 %	46 %
5 year		57 %	59 %	57 %	51 %	51 %

Mutual fund performance rankings are based on the performance of the Institutional Class for Columbia branded mutual funds. Only funds with Institutional Class shares are included.

Equal Weighted Rankings in Top 2 Quartiles: Counts the number of funds with above median ranking divided by the total number of funds. Asset size is not a factor.

Asset Weighted Rankings in Top 2 Quartiles: Sums the total assets of the funds with above median ranking divided by total assets of all funds. Funds with more assets will receive a greater share of the total percentage above or below median.

18 of 50

Ameriprise Financial, Inc.
Asset Management Segment - Threadneedle
Third Quarter 2020

Retail Fund Rankings in Top 2 Morningstar Quartiles or Above Index Benchmark

		3 Qtr 2019	4 Qtr 2019	1 Qtr 2020	2 Qtr 2020	3 Qtr 2020
Equity						
Equal weighted	1 year	65 %	87 %	79 %	80 %	78 %
	3 year	64 %	77 %	71 %	71 %	76 %
	5 year	72 %	70 %	66 %	75 %	73 %
Asset weighted	1 year	79 %	91 %	84 %	85 %	86 %
	3 year	73 %	79 %	80 %	81 %	85 %
	5 year	82 %	82 %	78 %	82 %	84 %
Fixed Income						
Equal weighted	1 year	79 %	78 %	52 %	78 %	93 %
	3 year	88 %	88 %	68 %	92 %	92 %
	5 year	81 %	96 %	84 %	92 %	96 %
Asset weighted	1 year	81 %	75 %	47 %	70 %	99 %
	3 year	93 %	93 %	51 %	97 %	97 %
	5 year	93 %	97 %	93 %	96 %	97 %
Allocation (Managed) Funds						
Equal weighted	1 year	67 %	100 %	44 %	78 %	78 %
	3 year	75 %	75 %	50 %	63 %	75 %
	5 year	75 %	88 %	88 %	88 %	88 %
Asset weighted	1 year	56 %	100 %	52 %	96 %	96 %
	3 year	94 %	94 %	53 %	91 %	96 %
	5 year	94 %	98 %	99 %	99 %	99 %

The performance of each fund is measured on a consistent basis against the most appropriate benchmark - a peer group of similar funds or an index. Prior period rankings have been adjusted to reflect a change in the calculation of FX forward and spot contract transactions executed by those funds, and also to include cash items primarily fee rebates, that were previously excluded from the gross performance calculations.

Equal weighted: Counts the number of funds with above median ranking (if measured against peer group) or above index performance (if measured against an index) divided by the total number of funds. Asset size is not a factor.

Asset weighted: Sums the assets of the funds with above median ranking (if measured against peer group) or above index performance (if measured against an index) divided by the total sum of assets in the funds. Funds with more assets will receive a greater share of the total percentage above or below median or index.

Aggregated Allocation (Managed) Funds include funds that invest in other funds of the Threadneedle range including those funds that invest in both equity and fixed income.

Aggregated Threadneedle data includes funds on the Threadneedle platform sub-advised by Columbia as well as advisors not affiliated with Ameriprise Financial, Inc.

19 of 50

Statistical Supplement Package (unaudited) Third Quarter 2020 Retirement & Protection Solutions Segment 20 of 50

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment
Third Quarter 2020

(in millions unless otherwise noted, unaudited)	3 Qtr 2019	4 Qtr 2019	1 Qtr 2020	2 Qtr 2020	3 Qtr 2020	Year-to-Date 2019	Year-to-Date 2020	Prior Year Comparisons Qtr Chg - 3Q Diff.	Qtr Chg - 3Q %	YTD Chg - 3Q Diff.	YTD Chg - 3Q %	Seq Qtr Chg - 3Q Diff.	Seq Qtr Chg - 3Q %
Adjusted Operating Income Statements													
Revenues													
Management and financial advice fees	$ 209	$ 213	$ 199	$ 200	$ 213	$ 614	$ 612	$ 4	2 %	$ (2)	-	$ 13	7 %
Distribution fees	112	111	105	106	111	327	322	(1)	(1)%	(5)	(2)%	5	5 %
Net investment income	128	129	130	129	121	399	380	(7)	(5)%	(19)	(5)%	(8)	(6)%
Premiums	76	75	74	61	61	242	196	(15)	(20)%	(46)	(19)%	-	-
Other revenues	263	258	251	259	275	755	785	12	5 %	30	4 %	16	6 %
Total revenues	788	786	759	755	781	2,337	2,295	(7)	(1)%	(42)	(2)%	26	3 %
Banking and deposit interest expense	-	-	-	-	-	-	-	-	-	-	-	-	-
Adjusted operating total net revenues	788	786	759	755	781	2,337	2,295	(7)	(1)%	(42)	(2)%	26	3 %
Expenses													
Distribution expenses	122	119	110	111	110	350	331	(12)	(10)%	(19)	(5)%	(1)	(1)%
Interest credited to fixed accounts	99	97	100	97	100	290	297	1	1 %	7	2 %	3	3 %
Benefits, claims, losses and settlement expenses	251	253	245	212	421	735	878	170	68 %	143	19 %	209	99 %
Amortization of deferred acquisition costs	68	57	54	30	157	173	241	89	#	68	39 %	127	#
Interest and debt expense	8	7	10	10	8	24	28	-	-	4	17 %	(2)	(20)%
General and administrative expense	75	74	73	73	74	220	220	(1)	(1)%	-	-	1	1 %
Adjusted operating expenses	623	607	592	533	870	1,792	1,995	247	40 %	203	11 %	337	63 %
Pretax adjusted operating earnings	165	179	167	222	(89)	545	300	$ (254)	#	$ (245)	(45)%	$ (311)	#
Pretax adjusted operating margin	20.9%	22.8%	22.0%	29.4%	(11.4)%	23.3%	13.1%	(32.3)%		(10.2)%		(40.8)%	
Return on Capital													
Allocated capital	$ 1,571	$ 1,561	$ 1,737	$ 1,576	$ 1,523	$ 1,571	$ 1,523	$ (48)	(3)%	$ (48)	(3)%	$ (53)	(3)%
Adjusted operating return on allocated capital [(1)]	38.1 %	38.3 %	39.1 %	37.4 %	24.3 %	38.1 %	24.3 %	(13.8)%		(13.8)%		(13.1)%	

(1) Calculated using adjusted operating earnings subject to the quarterly adjusted operating effective tax rate for the last four quarters in the numerator and the average allocated capital as of the last day of the trailing four quarters and current quarter in the denominator.

Variance equal to or greater than 100%.

21 of 50

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment
Third Quarter 2020

(in millions unless otherwise noted, unaudited)

	3 Qtr 2019	4 Qtr 2019	1 Qtr 2020	2 Qtr 2020	3 Qtr 2020	Year-to-Date 2019	Year-to-Date 2020	Prior Year Comparisons: Qtr Chg - 3Q Diff.	Qtr Chg - 3Q %	YTD Chg - 3Q Diff.	YTD Chg - 3Q %	Seq Qtr Chg - 3Q Diff.	Seq Qtr Chg - 3Q %
Variable Annuities Rollforward													
Beginning balance	$ 78,054	$ 77,452	$ 80,068	$ 69,959	$ 77,481	$ 72,042	$ 80,068	$ (573)	(1)%	$ 8,026	11 %	$ 7,522	11 %
Deposits	1,083	1,107	1,072	850	1,109	2,980	3,031	26	2 %	51	2 %	259	30 %
Withdrawals and terminations	(1,774)	(1,863)	(1,784)	(1,320)	(1,567)	(5,387)	(4,671)	207	12 %	716	13 %	(247)	(19)%
Net flows	(691)	(756)	(712)	(470)	(458)	(2,407)	(1,640)	233	34 %	767	32 %	12	3 %
Investment performance and interest credited	87	3,374	(9,397)	7,992	2,823	7,815	1,418	2,736	#	(6,397)	(82)%	(5,169)	(65)%
Other	2	(2)	-	-	-	2	-	(2)	#	(2)	#	-	-
Total ending balance - contract accumulation values	$ 77,452	$ 80,068	$ 69,959	$ 77,481	$ 79,846	$ 77,452	$ 79,846	$ 2,394	3 %	$ 2,394	3 %	$ 2,365	3 %
Variable annuities fixed sub-accounts	$ 5,122	$ 5,103	$ 5,125	$ 5,103	$ 5,107	$ 5,122	$ 5,107	$ (15)	-	$ (15)	-	$ 4	-
Payout Annuities Reserve Balance	$ 2,060	$ 2,055	$ 2,037	$ 2,008	$ 1,975	$ 2,060	$ 1,975	$ (85)	(4)%	$ (85)	(4)%	$ (33)	(2)%
Protection Cash Sales													
VUL / UL [1]	$ 71	$ 69	$ 56	$ 41	$ 49	$ 197	$ 146	$ (22)	(31)%	$ (51)	(26)%	$ 8	20 %
Term and whole life	2	3	2	2	2	6	6	-	-	-	-	-	-
Disability insurance	1	-	1	-	1	3	2	-	-	(1)	(33)%	1	-
Total protection cash sales	$ 74	$ 72	$ 59	$ 43	$ 52	$ 206	$ 154	$ (22)	(30)%	$ (52)	(25)%	$ 9	21 %
Retirement & Protection Detail													
VUL / UL Policyholder Account Balances													
Beginning balance	$ 12,790	$ 12,785	$ 13,236	$ 11,942	$ 12,934	$ 11,951	$ 13,236	$ 144	1 %	$ 1,285	11 %	$ 992	8 %
Premiums and deposits	248	261	237	218	225	727	680	(23)	(9)%	(47)	(6)%	7	3 %
Investment performance and interest	58	503	(1,217)	1,062	474	1,048	319	416	#	(729)	(70)%	(588)	(55)%
Withdrawals and surrenders	(311)	(313)	(314)	(287)	(288)	(940)	(889)	23	7 %	51	5 %	(1)	-
Other	-	-	-	(1)	-	(1)	(1)	-	-	-	-	1	#
Total ending balance	$ 12,785	$ 13,236	$ 11,942	$ 12,934	$ 13,345	$ 12,785	$ 13,345	$ 560	4 %	$ 560	4 %	$ 411	3 %
Protection Premiums by Product													
Term and whole life	$ 10	$ 11	$ 11	$ 10	$ 10	$ 32	$ 31	$ -	-	$ (1)	(3)%	$ -	-
Disability insurance	34	32	33	32	33	101	98	(1)	(3)%	(3)	(3)%	1	3 %
Intercompany premiums	6	7	5	6	5	18	16	(1)	(17)%	(2)	(11)%	(1)	(17)%
Total protection premiums by product	$ 50	$ 50	$ 49	$ 48	$ 48	$ 151	$ 145	$ (2)	(4)%	$ (6)	(4)%	$ -	-
Life Insurance in Force	$ 194,806	$ 195,103	$ 194,617	$ 194,980	$ 195,007	$ 194,806	$ 195,007	$ 201	-	$ 201	-	$ 27	-
Net Amount at Risk	$ 39,318	$ 38,976	$ 40,075	$ 38,950	$ 38,403	$ 39,318	$ 38,403	$ (915)	(2)%	$ (915)	(2)%	$ (547)	(1)%
Net Policyholder Reserves													
VUL / UL	$ 12,202	$ 12,676	$ 11,224	$ 12,387	$ 12,836	$ 12,202	$ 12,836	$ 634	5 %	$ 634	5 %	$ 449	4 %
Term and whole life	184	181	180	178	177	184	177	(7)	(4)%	(7)	(4)%	(1)	(1)%
Disability insurance	518	519	508	505	504	518	504	(14)	(3)%	(14)	(3)%	(1)	-
Other insurance	690	682	668	661	652	690	652	(38)	(6)%	(38)	(6)%	(9)	(1)%
Total net policyholder reserves	$ 13,594	$ 14,058	$ 12,580	$ 13,731	$ 14,169	$ 13,594	$ 14,169	$ 575	4 %	$ 575	4 %	$ 438	3 %

(1) Includes lump sum and UL-LTC single premium deposits.

Variance equal to or greater than 100%.

22 of 50

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment
Third Quarter 2020

(in millions unless otherwise noted, unaudited)

	3 Qtr 2019	4 Qtr 2019	1 Qtr 2020	2 Qtr 2020	3 Qtr 2020	Year-to-Date 2019	Year-to-Date 2020	Prior Year Comparisons Qtr Chg - 3Q Diff.	Qtr Chg - 3Q %	YTD Chg - 3Q Diff.	YTD Chg - 3Q %	Seq Qtr Chg - 3Q Diff.	Seq Qtr Chg - 3Q %
DAC Rollforward													
Life and Health													
Beginning balance	$ 900	$ 851	$ 850	$ 894	$ 836	$ 944	$ 850	$ (64)	(7)%	$ (94)	(10)%	$ (58)	(6)%
Capitalization	20	19	17	15	15	59	47	(5)	(25)%	(12)	(20)%	-	-
Non adjusted operating amortization	(12)	-	(36)	41	(1)	5	4	11	92 %	(1)	(20)%	(42)	#
Amortization per income statement	(9)	(17)	(11)	(12)	(16)	(36)	(39)	(7)	(78)%	(3)	(8)%	(4)	(33)%
Other	(48)	(3)	74	(102)	(17)	(121)	(45)	31	65 %	76	63 %	85	83 %
Total ending balance	$ 851	$ 850	$ 894	$ 836	$ 817	$ 851	$ 817	$ (34)	(4)%	$ (34)	(4)%	$ (19)	(2)%
Total Variable Annuities DAC													
Beginning balance	$ 1,756	$ 1,719	$ 1,790	$ 1,397	$ 1,614	$ 1,733	$ 1,790	$ (142)	(8)%	$ 57	3 %	$ 217	16 %
Capitalization	41	40	39	30	38	114	107	(3)	(7)%	(7)	(6)%	8	27 %
Non adjusted operating amortization	4	72	(415)	241	75	36	(99)	71	#	(135)	#	(166)	(69)%
Amortization per income statement	(78)	(43)	(43)	(19)	(143)	(132)	(205)	(65)	(83)%	(73)	(55)%	(124)	#
Other	(4)	2	26	(35)	(7)	(32)	(16)	(3)	(75)%	16	50 %	28	80 %
Total ending balance	$ 1,719	$ 1,790	$ 1,397	$ 1,614	$ 1,577	$ 1,719	$ 1,577	$ (142)	(8)%	$ (142)	(8)%	$ (37)	(2)%

Variance equal to or greater than 100%.

23 of 50

Statistical Supplement Package (unaudited) Third Quarter 2020 Corporate & Other Segment 24 of 50

Ameriprise Financial, Inc.
Corporate & Other Segment
Third Quarter 2020

(in millions unless otherwise noted, unaudited)

						Year-to-Date		Prior Year Comparisons					
								Qtr Chg - 3Q		YTD Chg - 3Q		Seq Qtr Chg - 3Q	
	3 Qtr 2019	4 Qtr 2019	1 Qtr 2020	2 Qtr 2020	3 Qtr 2020	2019	2020	Diff.	%	Diff.	%	Diff.	%
Product Information [1]													
Corporate excluding LTC, FA and Auto & Home													
Adjusted operating total net revenues	$ (11)	$ (25)	$ (5)	$ (19)	$ (11)	$ (36)	$ (35)	$ -	-	$ 1	3 %	$ 8	42 %
Adjusted operating expenses	62	78	47	58	47	194	152	(15)	(24)%	(42)	(22)%	(11)	(19)%
Pretax adjusted operating earnings (loss)	$ (73)	$ (103)	$ (52)	$ (77)	$ (58)	$ (230)	$ (187)	$ 15	21 %	$ 43	19 %	$ 19	25 %
Long Term Care													
Adjusted operating total net revenues	$ 69	$ 69	$ 67	$ 65	$ 66	$ 205	$ 198	$ (3)	(4)%	$ (7)	(3)%	$ 1	2 %
Adjusted operating expenses	77	71	65	48	201	203	314	124	#	111	55 %	153	#
Pretax adjusted operating earnings (loss)	$ (8)	$ (2)	$ 2	$ 17	$ (135)	$ 2	$ (116)	$ (127)	#	$ (118)	#	$ (152)	#
Fixed Annuities													
Adjusted operating total net revenues	$ 94	$ 93	$ 87	$ 85	$ 77	$ 290	$ 249	$ (17)	(18)%	$ (41)	(14)%	$ (8)	(9)%
Adjusted operating expenses	82	87	87	82	86	262	255	4	5 %	(7)	(3)%	4	5 %
Pretax adjusted operating earnings (loss)	$ 12	$ 6	$ -	$ 3	$ (9)	$ 28	$ (6)	$ (21)	#	$ (34)	#	$ (12)	#
Auto and Home Insurance [2]													
Pretax adjusted operating earnings (loss)	$ (10)	N/A	N/A	N/A	N/A	$ 13	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1) See Exhibit B for details on Long Term Care, Fixed Annuities and Corporate Excluding Long Term Care, Fixed Annuities and Auto & Home

(2) Auto & Home business sold as of October 1, 2019 to American Family Insurance

Variance equal to or greater than 100%.

25 of 50

Ameriprise Financial, Inc.
Eliminations [1]
Third Quarter 2020

(in millions unless otherwise noted, unaudited)

						Year-to-Date		Prior Year Comparisons					
								Qtr Chg - 3Q		YTD Chg - 3Q		Seq Qtr Chg - 3Q	
	3 Qtr 2019	4 Qtr 2019	1 Qtr 2020	2 Qtr 2020	3 Qtr 2020	2019	2020	Diff.	%	Diff.	%	Diff.	%
Eliminations Adjusted Operating Income Statements													
Revenues													
Management and financial advice fees	$ (35)	$ (36)	$ (35)	$ (35)	$ (37)	$ (103)	$ (107)	$ (2)	(6)%	$ (4)	(4)%	$ (2)	(6)%
Distribution fees	(313)	(310)	(292)	(280)	(294)	(904)	(866)	19	6 %	38	4 %	(14)	(5)%
Net investment income	(7)	(6)	(4)	(4)	(4)	(17)	(12)	3	43 %	5	29 %	-	-
Premiums	(8)	(9)	(8)	(8)	(7)	(25)	(23)	1	13 %	2	8 %	1	13 %
Other revenues	-	-	-	-	-	-	-	-	-	-	-	-	-
Total revenues	(363)	(361)	(339)	(327)	(342)	(1,049)	(1,008)	21	6 %	41	4 %	(15)	(5)%
Banking and deposit interest expense	(1)	(3)	(1)	(1)	-	(5)	(2)	1	#	3	60 %	1	#
Adjusted operating total net revenues	(362)	(358)	(338)	(326)	(342)	(1,044)	(1,006)	20	6 %	38	4 %	(16)	(5)%
Expenses													
Distribution expenses	(337)	(334)	(315)	(302)	(318)	(971)	(935)	19	6 %	36	4 %	(16)	(5)%
Interest credited to fixed accounts	-	-	-	-	-	-	-	-	-	-	-	-	-
Benefits, claims, losses and settlement expenses	(4)	1	(5)	(3)	(4)	(13)	(12)	-	-	1	8 %	(1)	(33)%
Amortization of deferred acquisition costs	-	-	-	-	-	-	-	-	-	-	-	-	-
Interest and debt expense	(4)	(4)	(3)	(5)	(2)	(11)	(10)	2	50 %	1	9 %	3	60 %
General and administrative expense	(17)	(21)	(15)	(16)	(18)	(49)	(49)	(1)	(6)%	-	-	(2)	(13)%
Adjusted operating expenses	(362)	(358)	(338)	(326)	(342)	(1,044)	(1,006)	20	6 %	38	4 %	(16)	(5)%
Pretax adjusted operating earnings	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	-	$ -	-	$ -	-

[1] The majority of the amounts represent the impact of inter-segment transfer pricing for both revenues and expenses.

Variance equal to or greater than 100%.

26 of 50

Statistical Supplement Package (unaudited) Third Quarter 2020 Balance Sheet and Ratings Information 27 of 50

Ameriprise Financial, Inc.
Consolidated Balance Sheets
Third Quarter 2020

(in millions, unaudited)

	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020
Assets					
Cash and cash equivalents	$ 5,290	$ 3,709	$ 8,730	$ 7,654	$ 7,441
Cash of consolidated investment entities	102	118	99	49	227
Investments, net of allowance for credit losses	35,725	37,915	36,626	39,208	40,737
Investments of consolidated investment entities	1,650	1,606	1,398	1,495	1,903
Separate account assets	84,067	87,488	75,305	83,698	86,128
Receivables, net of allowance for credit losses	7,328	7,202	7,185	7,275	7,383
Receivables of consolidated investment entities	20	8	3	20	9
Deferred acquisition costs	2,626	2,698	2,364	2,499	2,450
Restricted and segregated cash and investments	2,174	2,386	2,848	2,416	2,551
Other assets	8,545	8,698	11,124	10,588	9,858
Assets held for sale	1,986	-	-	-	-
Total Assets	$ 149,513	$ 151,828	$ 145,682	$ 154,902	$ 158,687
Liabilities					
Policyholder account balances, future policy benefits and claims	$ 31,146	$ 30,512	$ 32,685	$ 33,312	$ 34,020
Separate account liabilities	84,067	87,488	75,305	83,698	86,128
Customer deposits	13,436	14,430	17,010	16,070	16,818
Short-term borrowings	201	201	200	200	200
Long-term debt [1]	3,101	3,097	2,344	2,835	2,833
Debt of consolidated investment entities	1,670	1,628	1,376	1,489	1,901
Accounts payable and accrued expenses	1,783	1,884	1,427	1,650	1,770
Other liabilities	6,925	6,775	8,536	9,090	8,730
Other liabilities of consolidated investment entities	82	84	106	58	220
Liabilities held for sale	1,105	-	-	-	-
Total Liabilities	143,516	146,099	138,989	148,402	152,620
Equity					
Ameriprise Financial					
Common shares ($.01 par)	3	3	3	3	3
Additional paid-in capital	8,392	8,461	8,578	8,622	8,677
Retained earnings	13,944	14,279	16,180	15,510	15,241
Treasury stock	(16,679)	(17,276)	(17,773)	(18,029)	(18,370)
Accumulated other comprehensive income, net of tax	337	262	(295)	394	516
Total Equity	5,997	5,729	6,693	6,500	6,067
Total Liabilities and Equity	$ 149,513	$ 151,828	$ 145,682	$ 154,902	$ 158,687

(1) The first quarter of 2020 does not include $500 million of debt issuance that settled on April 2, 2020.

28 of 50

Ameriprise Financial, Inc. Capital and Ratings Information Third Quarter 2020 (in millions unless otherwise noted, unaudited) September 30, 2019 December 31, 2019 March 31, 2020 June 30, 2020 September 30, 2020 Long-term Debt Summary Senior notes (1) $ 3,050 $ 3,050 $ 2,300 $ 2, 800 $ 2, 800 Finance Lease Liabilities 61 57 54 51 47 Fair value of hedges, unamortized discount and debt issuance costs (10) (10) (10) (16) (14) Total Ameriprise Financial long-term debt 3,101 3,097 2,344 2,835 2,833 Non-recourse debt of consolidated investment entities 1,670 1,628 1,376 1,489 1,901 Total long-term debt $ 4,771 $ 4,725 $ 3,720 $ 4,324 $ 4,734 Total Ameriprise Financial long-term debt $ 3,101 $ 3,097 $ 2,344 $ 2,835 $ 2,833 Fair value of hedges, unamortized discount and debt issuance costs 10 10 10 16 14 Finance lease liabilities (61) (57) (54) (51) (47) Total Ameriprise Financial long-term debt excluding fair value of hedges, unamortized discount, debt issuance costs and finance lease liabilities (2) $ 3,050 $ 3,050 $ 2,300 $ 2,800 $ 2,800 Total equity (3) $ 5,997 $ 5,729 $ 6,693 $ 6, 500 $ 6, 067 Equity of consolidated investment entities - (1) (2) (5) - (2) Total equity excluding CIEs $ 5,997 $ 5,728 $ 6, 691 $ 6, 495 $ 6, 067 Total Ameriprise Financial capital $ 9,098 $ 8,826 $ 9,037 $ 9,335 $ 8,900 Total Ameriprise Financial capital excluding fair value of hedges, unamortized discount, debt issuance costs, finance lease liabilities and equity of CIEs (2) $ 9,047 $ 8,778 $ 8,991 $ 9,295 $ 8,867 Debt to capital Total Ameriprise Financial long-term debt to total Ameriprise Financial capital (1) 34.1% 35.1% 25.9% 30.4% 31.8 % Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding fair value of hedges, unamortized discount, debt issuance costs, finance lease liabilities and equity of CIEs (1)(2) 33.7% 34.7% 25.6% 30.1% 31.6 % A.M. Best Standard & Poor’s Rating Moody’s Investors Ratings (as of September 30, 2020 earnings release date) Company Services Service, Inc. Claims Paying Ratings (4) RiverSource Life Insurance Company A+ AA- Aa3 Ameriprise Captive Insurance Company A N/R N/R Debt Ratings (4) Ameriprise Financial, Inc. a- A A3 (1) The first quarter of 2020 does not include $500 million of debt issuance that settled on April 2, 2020. (2) See non-GAAP financial information on pg 31. Non-GAAP financial measure reconciliations can be found on page 47. (3) Includes accumulated other comprehensive income, net of tax. (4) For the most current ratings information, please see the individual rating agency's website. N/R - Not Rated. 29 of 50

Ameriprise Financial, Inc.
Ameriprise Financial Investments [1]
Third Quarter 2020

(in millions unless otherwise noted, unaudited)

	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020
Cash and cash equivalents	$ 5,290	$ 3,709	$ 8,730	$ 7,654	$ 7,441
Investments - Ending Balances					
Available-for-Sale securities, net of allowance for credit losses					
Corporate debt securities	12,508	12,187	11,694	12,697	13,022
Residential mortgage backed securities	8,112	10,029	9,715	9,956	10,258
Commercial mortgage backed securities	5,275	5,563	5,395	5,880	6,212
Asset backed securities	1,680	2,006	2,084	2,813	3,088
Total mortgage and other asset backed securities	15,067	17,598	17,194	18,649	19,558
State and municipal obligations	1,428	1,367	1,330	1,365	1,380
US government and agency obligations	1,693	1,680	1,376	1,465	1,680
Foreign government bonds and obligations	271	271	252	266	267
Other AFS Securities	-	26	-	-	52
Total other	3,392	3,344	2,958	3,096	3,379
Total available-for-sale securities, net of allowance for credit losses	30,967	33,129	31,846	34,442	35,959
Commercial mortgage loans	2,723	2,797	2,805	2,816	2,778
Allowance for loan losses	(19)	(19)	(26)	(28)	(29)
Commercial mortgage loans, net	2,704	2,778	2,779	2,788	2,749
Residential mortgage loans	-	-	-	21	21
Residential mortgage loans, net	-	-	-	21	21
Policy loans	864	868	869	856	849
Other investments, net of allowance for credit losses	1,190	1,140	1,132	1,101	1,159
Total investments	35,725	37,915	36,626	39,208	40,737
Total cash, cash equivalents and investments	$ 41,015	$ 41,624	$ 45,356	$ 46,862	$ 48,178
Net unrealized gain Available-for-Sale Securities	$ 1,855	$ 1,797	$ 610	$ 2,138	$ 2,359
Allowance for credit losses Available-for-Sale Securities	$ -	$ -	$ 13	$ 14	$ 14
AFS Fixed Maturity Asset Quality - %					
AAA	51 %	56 %	56 %	56 %	57 %
AA	4 %	4 %	4 %	4 %	4 %
AFS securities AA and above	55 %	60 %	60 %	60 %	61 %
A	11 %	10 %	11 %	11 %	9 %
BBB	31 %	28 %	26 %	26 %	25 %
Below investment grade	3 %	2 %	3 %	3 %	5 %
Total AFS fixed maturity asset quality - %	100 %	100 %	100 %	100 %	100 %
Fair Value of Below Investment Grade Investments as a % of Total Cash and Investments	3 %	3 %	3 %	4 %	5 %

[1] Investments excluding investments of CIEs.

30 of 50

Ameriprise Financial, Inc. Non-GAAP Financial Information Ameriprise Financial, Inc. (the Company) prepares its financial statements in accordance with accounting principles generally accepted in the United States (U.S. GAAP). This report includes information on both a U.S. GAAP and non-GAAP basis. Management believes that the presentation of these non-GAAP financial measures best reflect the underlying performance of the Company and facilitate a more meaningful trend analysis. Management uses certain of these non-GAAP measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors. Also, certain of these non-GAAP measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and certain compensation-related matters. See the reconciliations on pages 6, 15, 47 and 48. These non-GAAP measures include: • Adjusted operating earnings; • Adjusted operating earnings per diluted share; • Adjusted operating effective tax rate; • Adjusted operating return on equity excluding AOCI; • Adjusted operating total net revenues; • Basic adjusted operating earnings per share; • Net adjusted operating earnings; • Net adjusted operating revenues; • Net pretax adjusted operating margin; • Pretax adjusted operating earnings; • Pretax adjusted operating margin; • Return on equity excluding AOCI; • Total Ameriprise Financial capital excluding fair value of hedges, unamortized discount, debt issuance costs, finance lease liabilities and equity of CIEs; • Total Ameriprise Financial long-term debt excluding fair value of hedges, unamortized discount, debt issuance costs and finance lease liabilities; • Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding fair value of hedges, unamortized discount, debt issuance costs, finance lease liabilities and equity of CIEs; • Total equity excluding AOCI; • Total equity excluding CIEs; • Total equity excluding CIEs and AOCI Reclassification Certain prior period information has been restated to conform to current period presentation. 31 of 50

Ameriprise Financial, Inc. Glossary of Selected Terminology - Segments Advice & Wealth Management - This segment provides financial planning and advice, as well as full service brokerage services, primarily to retail clients through our advisors. These services are centered on long-term, personal relationships between our advisors and our clients and focus on helping clients confidently achieve their financial goals. Our advisors provide a distinctive approach to financial planning and have access to a broad selection of both affiliated and non-affiliated products to help clients meet their financial needs. A significant portion of revenues in this segment is fee-based, driven by the level of client assets, which is impacted by both market movements and net asset flows. We also earn net investment income on owned assets primarily from bank and certificate products. This segment earns revenues (distribution fees) for providing non-affiliated products and intersegment revenues (distribution fees) for providing our affiliated products and services to our retail clients. Intersegment expenses for this segment include expenses for investment management services provided by our Asset Management segment. Asset Management - This segment provides investment management advice and investment products to retail, high net worth and institutional clients on a global scale through Columbia Threadneedle Investments. We provide clients with U.S. domestic individual products through unaffiliated third-party financial institutions and through our Advice & Wealth Management segment, and we provide institutional products and services through our institutional sales force. International retail products for non-U.S. investors are primarily distributed through third-party financial institutions and unaffiliated financial advisors. Retail products include U.S. mutual funds and their non-U.S. equivalents, exchange-traded funds and variable product funds underlying insurance and annuity separate accounts. Institutional asset management services are designed to meet specific client objectives and may involve a range of products, including those that focus on traditional asset classes, separately managed accounts, individually managed accounts, collateralized loan obligations, hedge funds or alternative strategies, collective funds and property funds. Collateralized loan obligations, hedge funds or alternative strategies and certain private funds are often classified as alternative assets. Revenues in this segment are primarily earned as fees based on managed asset balances, which are impacted by market movements, net asset flows, asset allocation and product mix. We may also earn performance fees from certain accounts where investment performance meets or exceeds certain pre-identified targets. In addition our Asset Management segment provides all intercompany asset management services for Ameriprise Financial subsidiaries. The fees for such services are reflected within the Asset Management segment results through intersegment transfer pricing. Intersegment expenses for this segment include distribution expenses for services provided by our Advice & Wealth Management and Retirement and Protection segments. Retirement & Protection Solutions - This segment provides RiverSource variable and payout annuity products to individual clients and a variety of products to address the protection and risk management needs of our retail clients, including life and disability income. RiverSource Life Insurance Company and RiverSource Life Insurance Co. of New York provide variable annuity products, life and disability income products and issue insurance policies through our advisors. Variable annuity products are designed to help individuals address their asset accumulation and income goals. Protection products are designed to provide a lifetime of solutions that allow clients to protect income, grow assets and give to loved ones or charity. Revenues for our variable annuity products are primarily earned as fees based on underlying account balances, which are impacted by both market movements and net asset flows. Revenues for our immediate annuities with a life contingent feature are earned as premium revenue. Revenues for protection products are primarily premiums, fees, and charges we receive to assume insurance-related risk. We also earn net investment income on owned assets supporting reserves for immediate annuities with a non-life contingent feature, for certain guaranteed benefits offered with variable annuities and insurance reserves and on capital supporting the businesses. We also receive fees based on the level of assets supporting variable universal life separate account balances. This segment earns intersegment revenues from fees paid by our Asset Management segment for marketing support and other services provided in connection with the availability of VIT Funds under the variable annuity and variable universal life contracts. Intersegment expenses for this segment include distribution expenses for services provided by our Advice & Wealth Management segment, as well as expenses for investment management services provided by our Asset Management segment. Corporate & Other - This segment consists of net investment income or loss on corporate level assets, including excess capital held in our subsidiaries and other unallocated equity and other revenues as well as unallocated corporate expenses. It also includes the results of our closed-block long term care business, our closed-block fixed annuity business and IDS Property Casualty Insurance Company which was sold on 10-1-2019 to American Family Insurance. This segment also includes revenues and expenses of consolidated investment entities, which are excluded on an adjusted operating basis. 32 of 50

Ameriprise Financial, Inc. Glossary of Selected Terminology Adjusted Operating Earnings - Net income attributable to Ameriprise Financial excluding the impact of CIEs, net of tax; integration and restructuring charges, net of tax; the market impact on variable annuity guaranteed benefits, net of hedges and the related DSIC and DAC amortization, net of tax; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization, net of tax; the market impact on indexed universal life benefits, net of hedges and the related DAC amortization, unearned revenue amortization, and the reinsurance accrual, net of tax; gain or loss on disposal of business that is not considered discontinued operations, net of tax; the mean reversion related impacts, net of tax; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments, net of tax; net realized investment gains or losses, net of DSIC and DAC amortization, unearned revenue amortization and the reinsurance accrual, net of tax; and income (loss) from discontinued operations. Adjusted Operating Expenses - Total expenses excluding the impact of CIEs; integration and restructuring charges; the market impact on variable annuity guaranteed benefits, net of hedges and the related DSIC and DAC amortization; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization; the market impact on indexed universal life benefits, net of hedges and the related DAC amortization; gain or loss on disposal of business that is not considered discontinued operations; the mean reversion related impacts; net realized investment gains or losses, net of DSIC and DAC amortization. Adjusted Operating Net Investment Income - Net investment income excluding net realized investment gains (losses), market impact of hedges on investments and net investment income from consolidated investment entities. Adjusted Operating Return on Allocated Capital - Calculated using adjusted operating earnings subject to the quarterly adjusted operating effective tax rate for the last four quarters in the numerator and the average allocated capital as of the last day of the trailing four quarters and current quarter in the denominator. Adjusted operating earnings for each product line are based on the target level of assets which are based on management's best estimate after considering regulatory and rating agency requirements. Adjusted Operating Total Net Revenues - Total net revenues attributable to Ameriprise Financial excluding the impact of CIEs; integration and restructuring charges; the market impact on indexed universal life benefits, net of unearned revenue amortization and the reinsurance accrual; the mean reversion related impacts; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; net realized investment gains or losses, unearned revenue amortization and the reinsurance accrual. Affiliated General Account Assets - Balance sheet assets from various affiliates managed and reported by Columbia. Allocated Capital - The internal allocation of Total Ameriprise Financial Capital, excluding accumulated other comprehensive income (loss), CIEs, and capital lease obligations, fair value of hedges, debt issuance costs and unamortized discount on Ameriprise Financial long-term debt, is based on management's best estimate of capital required to support the business. Estimates reflect the higher of regulatory or rating agency capital requirements, and include capital held for some stress contingencies. Capital is allocated to our operating segments for the purpose of measuring segment return on allocated capital. For the Corporate & Other segment, allocated capital also includes any capital available after capital has been allocated to the operating segments. Allocated capital is not adjusted for non adjusted operating items except for CIEs. Alternative Assets - Assets reported by the Company that include Hedge Funds and Collateralized Loan Obligations ("CLO"). Ameriprise Financial - Ameriprise Financial includes ownership interests in subsidiaries that are attributable, directly or indirectly, to Ameriprise Financial, Inc. and excludes noncontrolling interests. AOCI - Accumulated other comprehensive income (loss), net of tax. Assets Under Administration - Assets under administration include assets for which we provide administrative services such as client assets invested in other companies' products that we offer outside of our advisory wrap accounts. These assets include those held in clients' brokerage accounts. We generally record revenues received from administered assets as distribution fees. We do not exercise management discretion over these assets and do not earn a management fee. These assets are not reported on our Consolidated Balance Sheets. Assets under administration also include certain assets on our Consolidated Balance Sheets for which we do not provide investment management services and do not recognize management fees, such as investments in non-affiliated funds held in the separate accounts of our life insurance subsidiaries. These assets do not include assets under advisement, for which we provide model portfolios but do not have full discretionary investment authority. Assets Under Advisement - Assets under advisement include external client assets for which we provide advisory services, such as model portfolios. We earn a fee on these assets but do not have full discretionary authority. Assets Under Management - Assets under management include external client assets for which we provide investment management services, such as the assets of the Columbia Threadneedle funds, assets of institutional clients and advisory assets held in wrap accounts as well as assets managed by sub-advisors selected by us. Assets under management also include certain assets on our Consolidated Balance Sheets for which we provide investment management services and recognize management fees in our Asset Management segment, such as the assets of the general account, RiverSource Variable Product funds held in the separate accounts of our life insurance subsidiaries, and client assets of CIEs. These assets do not include assets under advisement, for which we provide advisory services such as model portfolios, but do not have full discretionary investment authority. Auto & Home Insurance - Personal auto and home protection products marketed directly to customers through marketing affiliates such as Costco Wholesale Corporation. We sell these products through our auto and home subsidiary, IDS Property Casualty Insurance Company (doing business as Ameriprise Auto & Home Insurance). Auto & Home was sold on 10-1-2019 to American Family Insurance. Cash Sales - Cash sales are the dollar value volume indicator that captures gross new cash inflows which generate product revenue streams to our company. This includes primarily "client initiated" activity that results in an incremental increase in assets or premiums in force (but doesn't need to result in time of sale revenue), or activity that doesn't increase assets or premiums in force, but generates "fee revenue". Consolidated Investment Entities ("CIEs") - CIEs include variable interest entities, such as property funds and CLOs, required to be consolidated under current accounting standards. DAC Rollforward Other - We record unrealized securities gains (losses) in accumulated other comprehensive income (loss), net of income tax provision (benefit) and net of adjustments in other asset and liability balances, such as DAC, to reflect the expected impact on their carrying values had the unrealized securities gains (losses) been realized as of the respective balance sheet dates. Deferred Acquisition Costs and Amortization - Deferred acquisition costs ("DAC") represent the direct costs of acquiring new protection and annuity contracts, principally direct sales commissions and other distribution and underwriting costs that have been deferred on the sale of life, disability income, long term care, auto, and home insurance and annuities. DAC also includes deferred direct sales commissions on certain mutual fund products. These costs are deferred to the extent they are directly related to the acquisition of new business and are recoverable from future profits. Life Insurance in Force - The total amount of all life insurance death benefits currently insured by our company. Market Impact of Hedges on Investments - The market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments. 33 of 50

Ameriprise Financial, Inc. Glossary of Selected Terminology Market Impact on Fixed Index Annuity Benefits - The impact of changes in financial market conditions on benefit costs associated with fixed index annuity benefits accounted for as embedded derivatives, net of changes in associated economic hedge values and net of related impacts on DAC amortization. This market impact includes the risk margin and nonperformance spread impact. Market Impact on Indexed Universal Life Benefits - The impact of changes in financial market conditions on benefit costs associated with indexed universal life benefits accounted for as embedded derivatives, net of changes in associated economic hedge values and net of related impacts on DAC amortization, unearned revenue amortization, and the reinsurance accrual. This market impact includes the risk margin and nonperformance spread impact. Market Impact on Variable Annuity Guaranteed Benefits - The impact of changes in financial market conditions on benefit costs associated with variable annuity guaranteed living benefits accounted for as embedded derivatives, net of changes in economic hedge values and unhedged items including the difference between assumed and actual underlying separate account investment performance, fixed income credit exposures, transaction costs and certain policyholder contract elections, net of related impacts on DAC and DSIC amortization. The market impact includes the risk margin and nonperformance spread impact. Mean Reversion Related Impacts - The impact on variable annuity and variable universal life for the difference between assumed and updated separate account investment performance on DAC, DSIC, and unearned revenue amortization, reinsurance accrual, and additional insurance benefit reserves. The updated separate account investment performance includes actual investment performance in the current period and the impact of changes in financial market conditions on the assumptions for future investment performance. Net Adjusted Operating Earnings - Asset management segment pretax adjusted operating earnings less adjusted operating net investment income plus amortization of intangibles. Net Adjusted Operating Revenues - Asset management segment adjusted operating total net revenues less pass through distribution revenue and subadvisory and other pass through revenues. Net Amount at Risk - Life insurance in force less policyholder reserves net of reinsurance. Net Flows - Sales less redemptions and miscellaneous flows which may include reinvested dividends. Net New Flows - Retail fund inflows less outflows. Net Pretax Adjusted Operating Margin - An internal measure designed to calculate adjusted operating margins on a basis comparable to other asset management companies. A ratio representing net adjusted operating earnings as a percentage of net adjusted operating revenues for the asset management segment. Net Realized Investment Gains (Losses) - The net of realized investment gains and realized investment losses, net of DSIC and DAC amortization, unearned revenue amortization and the reinsurance accrual. Pretax Adjusted Operating Earnings - Income attributable to Ameriprise Financial excluding the impact of CIEs; integration and restructuring charges; the market impact on variable annuity guaranteed benefits, net of hedges and the related DSIC and DAC amortization; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization; the market impact on indexed universal life benefits, net of hedges and the related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the mean reversion related impacts; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; net realized investment gains or losses, net of DSIC and DAC amortization, unearned revenue amortization and the reinsurance accrual and income (loss) from discontinued operations. Pretax Adjusted Operating Margin - A ratio representing pretax adjusted operating earnings as a percentage of adjusted operating total net revenues. Pretax Income (Loss) Margin - A ratio representing pretax income (loss) as a percentage of total net revenues. Risk Margin and Nonperformance Spread Impact - The portion of the market impact on variable annuity guaranteed benefits, fixed index annuity benefits and indexed universal life benefits related to liability valuation adjustments made in accordance with Financial Accounting Standards Board Accounting Standards Codification 820, Fair Value Measurements and Disclosures ("ASC 820") that management considers to be non-economic, including the impact of discounting projected benefits at a rate reflecting a current estimate of RiverSource Life's nonperformance spread, net of related impacts on DAC, DSIC and unearned revenue as well as a reinsurance accrual for indexed universal life. Separate Account - Represents assets and liabilities that are maintained and established primarily for the purpose of funding variable annuity and insurance products. The assets of the separate account are only available to fund the liabilities of the variable annuity contract holders and others with contracts requiring premiums or other deposits to the separate account. Clients elect to invest premiums in stock, bond and/or money market funds depending on their risk tolerance. All investment performance, net of fees, is passed through to the client. Threadneedle - Threadneedle Asset Management Holdings Sarl is a holding company for the London-based Threadneedle companies, which provide investment management products and services. Total Ameriprise Financial Capital - Total equity plus total Ameriprise Financial long-term debt. Total Ameriprise Financial capital is also presented excluding fair value of hedges, unamortized discount, debt issuance costs, capital lease obligations and equity of CIEs. Total Ameriprise Financial Long-term Debt to Total Ameriprise Financial Capital Ratio - A ratio comprised of total Ameriprise Financial long-term debt divided by Ameriprise Financial capital. We also present total Ameriprise Financial long-term debt to total Ameriprise Financial capital ratios excluding fair value of hedges, unamortized discount, debt issuance costs, finance lease liabilities and equity of consolidated investment entities. Wrap Accounts - Wrap accounts enable our clients to purchase other securities such as mutual funds in connection with fee-based “wrap account” programs or services. We offer clients the opportunity to select products that include affiliated and non-affiliated funds. We currently offer both discretionary and non-discretionary wrap accounts. In a discretionary wrap account, an unaffiliated investment advisor or our investment management subsidiary, Columbia Management Investment Advisers, LLC, chooses the underlying investments in the portfolio on behalf of the client. In a non-discretionary wrap account, the client chooses the underlying investments in the portfolio based, to the extent the client elects, in part or whole on the recommendations of their financial advisor. Investors in our wrap accounts generally pay a fee based on the advisory assets held in their wrap accounts. These investors also pay any related fees or costs included in the underlying securities held in that account, such as underlying mutual fund operating expenses. 34 of 50

Exhibit A Statistical Supplement Package (unaudited) Third Quarter 2020 Disclosed Items 35 of 50

Ameriprise Financial, Inc.
Disclosed Items
3 Qtr 2020

Excluded from Adjusted Operating Earnings

(in millions, unaudited)	Advice & Wealth Management: Securities Gains/(Losses) (1)	Retirement & Protection Solutions: Securities Gains/(Losses) (1)	Retirement & Protection Solutions: Mean Reversion Related Impacts (2)	Retirement & Protection Solutions: Market Impact on VA Guaranteed Benefits & SSA/SVA Market Adjustment (3)	Retirement & Protection Solutions: Market Impact on Indexed Universal Life Benefits (4)	Corporate and Eliminations: Securities Gains/(Losses) (1)	Corporate and Eliminations: CIEs (5)	Corporate and Eliminations: Integration/ Restructuring Charges (6)
Revenues								
Management and financial advice fees	$ -	$ -	$ -	$ -	$ -	$ -	$ (1)	$ -
Distribution fees	-	-	-	-	-	-	-	-
Net investment income	1	1	-	-	-	2	22	-
Premiums	-	-	-	-	-	-	-	-
Other revenues	-	-	-	-	1	-	-	-
Total revenues	1	1	-	-	1	2	21	-
Banking and deposit interest expense	-	-	-	-	-	-	-	-
Total net revenues	1	1	-	-	1	2	21	-
Expenses								
Distribution expenses	-	-	-	-	-	-	-	-
Interest credited to fixed accounts	-	-	-	-	4	-	-	-
Benefits, claims, losses and settlement expenses	-	-	(8)	491	-	-	-	-
Amortization of deferred acquisition costs	-	-	(9)	(64)	1	-	-	-
Interest and debt expense	-	-	-	-	-	-	11	-
General and administrative expense	-	-	-	-	-	-	10	1
Total expenses	-	-	(17)	427	5	-	21	1
Pretax segment income (loss)	$ 1	$ 1	$ 17	$ (427)	$ (4)	$ 2	$ -	$ (1)

Included in Adjusted Operating Earnings

(in millions, unaudited)	Retirement & Protection Solutions: Valuation Assumption & Model Changes (7)	Corporate: Valuation Assumption & Model Changes (7)	Corporate: Affordable Housing Investment Adjustment (8)
Revenues			
Management and financial advice fees	$ -	$ -	$ -
Distribution fees	-	-	-
Net investment income	-	-	(2)
Premiums	-	-	-
Other revenues	2	(3)	-
Total revenues	2	(3)	(2)
Banking and deposit interest expense	-	-	-
Adjusted operating total net revenues	2	(3)	(2)
Expenses			
Distribution expenses	-	-	-
Interest credited to fixed accounts	-	-	-
Benefits, claims, losses and settlement expenses	189	148	-
Amortization of deferred acquisition costs	108	(4)	-
Interest and debt expense	-	-	-
General and administrative expense	-	-	-
Adjusted operating expenses	297	144	-
Pretax adjusted operating earnings	$ (295)	$ (147)	$ (2)

(1) Pretax net realized investment gains/(losses) on Available-for-Sale securities and other securities

(2) Increase in DAC and DSIC amortization and increase in reserve accrual for SOP 03-1 reserves for living benefit guarantees

(3) Variable annuity guaranteed benefits & SSA/SVA Market impacts include:

$491 million net expense related to hedged variable annuity benefits

$64 million net benefit in DAC and DSIC amortization resulting from hedged benefits

(4) Indexed universal life benefit impacts include:

$4 million increase related to hedged indexed universal life benefits

$1 million increase in DAC amortization resulting from hedged indexed universal life benefits

$1 million increase in unearned revenue reserve amortization and reinsurance accrual from hedged indexed universal life benefits

(5) Reflects revenues and expenses of Consolidated Investment Entities

(6) Restructing charges related to the sale of IDS Property Casualty Insurance Company (doing business as Ameriprise Auto & Home Insurance)

(7) Net pretax impact of model changes and the annual review/updating of valuation assumptions, including the annual long term care review

(8) Adjustment for an affordable housing investment to align it with the remaining tax benefit cash flows

36 of 50

Ameriprise Financial, Inc.
Disclosed Items
2 Qtr 2020

Excluded from Adjusted Operating Earnings

(in millions, unaudited)	Advice & Wealth Management	Asset Management	Retirement & Protection Solutions					Corporate and Eliminations		
	Securities Gains/(Losses) [1]	Securities Gains/(Losses) [1]	Mean Reversion Related Impacts [2]	Market Impact on VA Guaranteed Benefits & SSA/SVA Market Adjustment [4]	Securities Gains/(Losses) [1]	Market Impact on Indexed Universal Life Benefits [5]	CIEs [6]	Securities Gains/(Losses) [1]	Market Impact on Fixed Index Annuity Benefits [3]	Integration/ Restructuring Charges [7]
Revenues										
Management and financial advice fees	$ -	$ -	$ -	$ -	$ -	$ -	$ (2)	$ -	$ -	$ -
Distribution fees	-	-	-	-	-	-	-	-	-	-
Net investment income	1	(4)	-	-	(1)	-	17	1	-	-
Premiums	-	-	-	-	-	-	-	-	-	-
Other revenues	-	-	1	-	-	(66)	-	-	-	-
Total revenues	1	(4)	1	-	(1)	(66)	15	1	-	-
Banking and deposit interest expense	-	-	-	-	-	-	-	-	-	-
Total net revenues	1	(4)	1	-	(1)	(66)	15	1	-	-
Expenses										
Distribution expenses	-	-	-	-	-	-	-	-	-	-
Interest credited to fixed accounts	-	-	-	3	-	94	-	-	4	-
Benefits, claims, losses and settlement expenses	-	-	5	1,211	-	-	-	-	-	-
Amortization of deferred acquisition costs	-	-	(18)	(226)	(1)	(38)	-	-	(1)	-
Interest and debt expense	-	-	-	-	-	-	15	-	-	-
General and administrative expense	-	-	-	-	-	-	-	-	-	2
Total expenses	-	-	(13)	988	(1)	56	15	-	3	2
Pretax segment income (loss)	$ 1	$ (4)	$ 14	$ (988)	$ -	$ (122)	$ -	$ 1	$ (3)	$ (2)

(1) Pretax net realized investment gains/(losses) on Available-for-Sale securities and other securities

(2) Increase in DAC and DSIC amortization and increase in reserve accrual for SOP 03-1 reserves for living benefit guarantees

(3) Fixed index annuity benefit impacts include:
- $4 million net expense related to hedged fixed index annuity benefits
- $1 million net benefit in DAC amortization resulting from hedged fixed index annuity benefits

(4) Variable annuity guaranteed benefits & SSA/SVA Market impacts include:
- $3 million net expense in the interest credited to fixed accounts
- $1,211 million net expense related to hedged variable annuity benefits
- $226 million net benefit in DAC and DSIC amortization resulting from hedged benefits

(5) Indexed universal life benefit impacts include:
- $94 million increase related to hedged indexed universal life benefits
- $38 million net benefit in DAC amortization resulting from hedged indexed universal life benefits
- $66 million decrease in unearned revenue reserve amortization and reinsurance accrual from hedged indexed universal life benefits

(6) Reflects revenues and expenses of Consolidated Investment Entities

(7) Restructing charges related to the sale of IDS Property Casualty Insurance Company (doing business as Ameriprise Auto & Home Insurance)

37 of 50

Ameriprise Financial, Inc.
Disclosed Items
1 Qtr 2020

Excluded from Adjusted Operating Earnings

(in millions, unaudited)	Advice & Wealth Management: Securities Gains/(Losses) [1]	Asset Management: Securities Gains/(Losses) [1]	Retirement & Protection Solutions: Mean Reversion Related Impacts [2]	Retirement & Protection Solutions: Market Impact on VA Guaranteed Benefits & SSA/SVA Market Adjustment [4]	Retirement & Protection Solutions: Securities Gains/(Losses) [1]	Retirement & Protection Solutions: Market Impact on Indexed Universal Life Benefits [5]	Corporate and Eliminations: CIEs [6]	Corporate and Eliminations: Market Impact on Fixed Index Annuity Benefits [3]	Corporate and Eliminations: Securities Gains/(Losses) [1]	Corporate and Eliminations: Integration/Restructuring Charges [7]
Revenues										
Management and financial advice fees	$ -	$ -	$ -	$ -	$ -	$ -	$ (1)	$ -	$ -	$ -
Distribution fees	-	-	-	-	-	-	-	-	-	-
Net investment income	(1)	(1)	-	-	(11)	-	17	-	(6)	-
Premiums	-	-	-	-	-	-	-	-	-	-
Other revenues	-	-	(1)	-	(1)	55	-	-	-	-
Total revenues	(1)	(1)	(1)	-	(12)	55	16	-	(6)	-
Banking and deposit interest expense	-	-	-	-	-	-	-	-	-	-
Total net revenues	(1)	(1)	(1)	-	(12)	55	16	-	(6)	-
Expenses										
Distribution expenses	-	-	-	-	-	-	-	-	-	-
Interest credited to fixed accounts	-	-	-	(3)	-	(68)	-	(4)	-	-
Benefits, claims, losses and settlement expenses	-	-	24	(2,070)	-	-	-	-	-	-
Amortization of deferred acquisition costs	-	-	36	384	-	32	-	1	-	-
Interest and debt expense	-	-	-	-	-	-	17	-	-	-
General and administrative expense	-	-	-	-	-	-	1	-	-	1
Total expenses	-	-	60	(1,689)	-	(36)	18	(3)	-	1
Pretax segment income (loss)	$ (1)	$ (1)	$ (61)	$ 1,689	$ (12)	$ 91	$ (2)	$ 3	$ (6)	$ (1)

Included in Adjusted Operating Earnings

(in millions, unaudited)	Asset Management: Performance Fee Correction [8]
Revenues	
Management and financial advice fees	$ (19)
Distribution fees	-
Net investment income	-
Premiums	-
Other revenues	-
Gain on Disposal of Business	-
Total revenues	(19)
Banking and deposit interest expense	-
Adjusted operating total net revenue	(19)
Expenses	
Distribution expenses	-
Interest credited to fixed accounts	-
Benefits, claims, losses and settlement expenses	-
Amortization of deferred acquisition costs	-
Interest and debt expense	-
General and administrative expense	(4)
Adjusted operating expenses	(4)
Pretax adjusted operating earnings	$ (15)
Tax benefit (expense)	

(1) Pretax net realized investment gains/(losses) on Available-for-Sale securities and other securities

(2) Increase in DAC and DSIC amortization and increase in reserve accrual for SOP 03-1 reserves for living benefit guarantees

(3) Fixed index annuity benefit impacts include:
- $4 million net expense related to hedged fixed index annuity benefits
- $1 million increase in DAC amortization resulting from hedged fixed index annuity benefits

(4) Variable annuity guaranteed benefits & SSA/SVA Market impacts include:
- $3 million net benefit in the Interest credited to fixed accounts
- $2,070 million net benefit related to hedged variable annuity benefits
- $384 million increase in DAC and DSIC amortization resulting from hedged benefits

(5) Indexed universal life benefit impacts include:
- $68 million net benefit related to hedged indexed universal life benefits
- $32 million increase in DAC amortization resulting from hedged indexed universal life benefits
- $55 million increase in unearned revenue reserve amortization and reinsurance accrual from hedged indexed universal life benefits

(6) Reflects revenues and expenses of Consolidated Investment Entities

(7) Restructing charges related to the sale of IDS Property Casualty Insurance Company (doing business as Ameriprise Auto & Home Insurance)

(8) Performance fee correction from prior periods for the UK property funds.

38 of 50

Ameriprise Financial, Inc.
Disclosed Items
4 Qtr 2019

Excluded from Adjusted Operating Earnings

(in millions, unaudited)	Retirement & Protection Solutions: Mean Reversion Related Impacts (1)	Retirement & Protection Solutions: Market Impact on VA Guaranteed Benefits (2)	Retirement & Protection Solutions: Securities Gains/(Losses) (3)	Retirement & Protection Solutions: Market Impact on Indexed Universal Life Benefits (4)	Corporate and Eliminations: Gain on the Disposal of Business (5)	Corporate and Eliminations: CIEs (6)	Corporate and Eliminations: Securities Gains/(Losses) (3)	Corporate and Eliminations: Market Impact of Hedges on Investments (7)	Corporate and Eliminations: Integration/Restructuring Charges (8)
Revenues									
Management and financial advice fees	$ -	$ -	$ -	$ -	$ -	$ (1)	$ -	$ -	$ -
Distribution fees	-	-	-	-	-	-	-	-	-
Net investment income	-	-	(3)	-	-	22	1	2	-
Premiums	-	-	-	-	-	-	-	-	-
Other revenues	-	-	-	8	-	-	-	-	-
Gain on disposal of business	-	-	-	-	213	-	-	-	-
Total revenues	-	-	(3)	8	213	21	1	2	-
Banking and deposit interest expense	-	-	-	-	-	-	-	-	-
Total net revenues	-	-	(3)	8	213	21	1	2	-
Expenses									
Distribution expenses	-	-	-	-	-	-	-	-	-
Interest credited to fixed accounts	-	-	-	(13)	-	-	-	-	-
Benefits, claims, losses and settlement expenses	(24)	433	-	-	-	-	-	-	-
Amortization of deferred acquisition costs	(15)	(58)	-	4	-	-	-	-	-
Interest and debt expense	-	-	-	-	-	20	-	-	-
General and administrative expense	-	-	-	-	-	-	-	-	6
Total expenses	(39)	375	-	(9)	-	20	-	-	6
Pretax segment income (loss)	$ 39	$ (375)	$ (3)	$ 17	$ 213	$ 1	$ 1	$ 2	$ (6)

Included in Adjusted Operating Earnings

(in millions, unaudited)	Corporate: Severance	Corporate: Affordable Housing Investment Adjustment (9)	Consolidated: Excess Tax Benefits from Share-Based Payments (10)
Revenues			
Management and financial advice fees	$ -	$ -	$ -
Distribution fees	-	-	-
Net investment income	-	(25)	-
Premiums	-	-	-
Other revenues	-	-	-
Gain on Disposal of Business	-	-	-
Total revenues	-	(25)	-
Banking and deposit interest expense	-	-	-
Adjusted operating total net revenu	-	(25)	-
Expenses			
Distribution expenses	-	-	-
Interest credited to fixed accounts	-	-	-
Benefits, claims, losses and settlement expenses	-	-	-
Amortization of deferred acquisition costs	-	-	-
Interest and debt expense	-	-	-
General and administrative expense	11	-	-
Adjusted operating expenses	11	-	-
Pretax adjusted operating earnings	$ (11)	$ (25)	$ -
Tax benefit (expense)			$ 3

(1) Increase in DAC and DSIC amortization and increase in reserve accrual for SOP 03-1 reserves for living benefit guarantees

(2) Variable annuity guaranteed benefit impacts include:

$433 million increase related to hedged variable annuity benefits

$58 million net benefit in DAC and DSIC amortization resulting from hedged benefits

(3) Pretax net realized investment gains/(losses) on Available-for-Sale securities and other securities

(4) Indexed universal life benefit impacts include:

$13 million net benefit related to hedged indexed universal life benefits

$4 million increase in DAC amortization resulting from hedged indexed universal life benefits

$8 million increase in unearned revenue reserve amortization and reinsurance accrual from hedged indexed universal life benefits

(5) Reflects gain on the sale of Auto and Home

(6) Reflects revenues and expenses of Consolidated Investment Entities

(7) The market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments

(8) Restructing charges related to the sale of IDS Property Casualty Insurance Company (doing business as Ameriprise Auto & Home Insurance)

(9) Adjustment for an affordable housing investment to align it with the remaining tax benefit cash flows

(10) Excess tax benefits (deficiencies) related to share-based compensation

39 of 50

Ameriprise Financial, Inc.
Disclosed Items
3 Qtr 2019

Excluded from Adjusted Operating Earnings

(in millions, unaudited)	Retirement & Protection Solutions: Mean Reversion Related Impacts [1]	Retirement & Protection Solutions: Market Impact on VA Guaranteed Benefits [3]	Retirement & Protection Solutions: Securities Gains/(Losses) [4]	Retirement & Protection Solutions: Market Impact on Indexed Universal Life Benefits [5]	Corporate and Eliminations: CIEs [6]	Corporate and Eliminations: Market Impact on Fixed Index Annuity Benefits [2]	Corporate and Eliminations: Securities Gains/(Losses) [4]	Corporate and Eliminations: Market Impact of Hedges on Investments [7]	Corporate and Eliminations: Integration/Restructuring Charges [8]
Revenues									
Management and financial advice fees	$ -	$ -	$ -	$ -	$ (2)	$ -	$ -	$ -	$ -
Distribution fees	-	-	-	-	-	-	-	-	-
Net investment income	-	-	(14)	-	24	-	4	(9)	-
Premiums	-	-	-	-	-	-	-	-	-
Other revenues	-	-	(3)	17	-	-	-	-	-
Total revenues	-	-	(17)	17	22	-	4	(9)	-
Banking and deposit interest expense	-	-	-	-	-	-	-	-	-
Total net revenues	-	-	(17)	17	22	-	4	(9)	-
Expenses									
Distribution expenses	-	-	-	-	-	-	-	-	-
Interest credited to fixed accounts	-	-	-	(40)	-	1	-	-	-
Benefits, claims, losses and settlement expenses	25	(6)	-	-	-	-	-	-	-
Amortization of deferred acquisition costs	11	8	(2)	9	-	-	-	-	-
Interest and debt expense	-	-	-	-	22	-	-	-	-
General and administrative expense	-	-	-	-	1	-	-	-	2
Total expenses	36	2	(2)	(31)	23	1	-	-	2
Pretax segment income (loss)	$ (36)	$ (2)	$ (15)	$ 48	$ (1)	$ (1)	$ 4	$ (9)	$ (2)

Included in Adjusted Operating Earnings

(in millions, unaudited)	Retirement & Protection Solutions: Valuation Assumption & Model Changes [7]	Corporate: Auto & Home Catastrophe Losses [10]	Corporate: Valuation Assumption & Model Changes [9]	Corporate: Gain on the sale of Real Estate [11]	Corporate: Affordable Housing Investment Adjustment [12]	Consolidated: Excess Tax Benefits from Share-Based Payments [13]
Revenues						
Management and financial advice fees	$ -	$ -	$ -	$ -	$ -	$ -
Distribution fees	-	-	-	-	-	-
Net investment income	-	-	-	-	(10)	-
Premiums	-	-	-	-	-	-
Other revenues	5	-	-	7	-	-
Total revenues	5	-	-	7	(10)	-
Banking and deposit interest expense	-	-	-	-	-	-
Adjusted operating total net revenue	5	-	-	7	(10)	-
Expenses						
Distribution expenses	-	-	-	-	-	-
Interest credited to fixed accounts	-	-	-	-	-	-
Benefits, claims, losses and settlement expenses	6	33	6	-	-	-
Amortization of deferred acquisition costs	15	-	(2)	-	-	-
Interest and debt expense	-	-	-	-	-	-
General and administrative expense	-	-	-	-	-	-
Adjusted operating expenses	21	33	4	-	-	-
Pretax adjusted operating earnings	$ (16)	$ (33)	$ (4)	$ 7	$ (10)	$ -
Tax benefit (expense)						$ 4

(1) Increase in DAC and DSIC amortization and increase in reserve accrual for SOP 03-1 reserves for living benefit guarantees

(2) Fixed index annuity benefit impacts include:

$1 million net expense related to hedged fixed index annuity benefits

$0 million decrease in DAC amortization resulting from hedged fixed index annuity benefits

(3) Variable annuity guaranteed benefit impacts include:

$6 million net benefit related to hedged variable annuity benefits

$8 million increase in DAC and DSIC amortization resulting from hedged benefits

(4) Pretax net realized investment gains/(losses) on Available-for-Sale securities and other securities

(5) Indexed universal life benefit impacts include:

$40 million net benefit related to hedged indexed universal life benefits

$9 million increase in DAC amortization resulting from hedged indexed universal life benefits

$17 million increase in unearned revenue reserve amortization and reinsurance accrual from hedged indexed universal life benefits

(6) Reflects revenues and expenses of Consolidated Investment Entities

(7) The market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments

(8) Restructing charges related to the pending sale of IDS Property Casualty Insurance Company (doing business as Ameriprise Auto & Home Insurance)

(9) Net pretax impact of model changes and the annual review/updating of valuation assumptions, including the annual long term care review

(10) Total auto and home catastrophe losses

(11) Reflects net proceeds of gain on the sale of the Oakridge facility

(12) Adjustment for an affordable housing investment to align it with the remaining tax benefit cash flows

(13) Excess tax benefits (deficiencies) related to share-based compensation

40 of 50

Exhibit B Statistical Supplement Package (unaudited) Third Quarter 2020 Corporate & Other Segment Details 41 of 50

Ameriprise Financial, Inc.
Corporate Excluding LTC, FA and Auto & Home
Third Quarter 2020

(in millions unless otherwise noted, unaudited)

						Year-to-Date		Prior Year Comparisons					
								Qtr Chg - 3Q		YTD Chg - 3Q		Seq Qtr Chg - 3Q	
	3 Qtr 2019	4 Qtr 2019	1 Qtr 2020	2 Qtr 2020	3 Qtr 2020	2019	2020	Diff.	%	Diff.	%	Diff.	%
Corporate Excluding Long Term Care, Fixed Annuities and Auto & Home Adjusted Operating Income Statements													
Revenues													
Management and financial advice fees	$ 1	$ -	$ -	$ -	$ -	$ -	$ -	$ (1)	#	$ -	-	$ -	-
Distribution fees	-	-	-	-	-	-	-	-	-	-	-	-	-
Net investment income	(19)	(26)	(10)	(22)	(14)	(43)	(46)	5	26 %	(3)	(7)%	8	36 %
Premiums	(1)	(1)	-	-	-	-	-	1	#	-	-	-	-
Other revenues	9	5	6	4	3	12	13	(6)	(67)%	1	8 %	(1)	(25)%
Total revenues	(10)	(22)	(4)	(18)	(11)	(31)	(33)	(1)	(10)%	(2)	(6)%	7	39 %
Banking and deposit interest expense	1	3	1	1	-	5	2	(1)	#	(3)	(60)%	(1)	#
Adjusted operating total net revenues	(11)	(25)	(5)	(19)	(11)	(36)	(35)	-	-	1	3 %	8	42 %
Expenses													
Distribution expenses	-	-	-	-	-	-	-	-	-	-	-	-	-
Interest credited to fixed accounts	-	-	-	-	-	-	-	-	-	-	-	-	-
Benefits, claims, losses and settlement expenses	-	-	-	-	1	-	1	1	-	1	-	1	-
Amortization of deferred acquisition costs	1	-	-	-	-	-	-	(1)	#	-	-	-	-
Interest and debt expense	8	10	9	9	6	23	24	(2)	(25)%	1	4 %	(3)	(33)%
General and administrative expense	53	68	38	49	40	171	127	(13)	(25)%	(44)	(26)%	(9)	(18)%
Adjusted operating expenses	62	78	47	58	47	194	152	(15)	(24)%	(42)	(22)%	(11)	(19)%
Pretax adjusted operating earnings (loss)	$ (73)	$ (103)	$ (52)	$ (77)	$ (58)	$ (230)	$ (187)	$ 15	21 %	$ 43	19 %	$ 19	25 %

Variance equal to or greater than 100%.

42 of 50

Ameriprise Financial, Inc.
Corporate Segment - Long Term Care
Third Quarter 2020

(in millions unless otherwise noted, unaudited)

	3 Qtr 2019	4 Qtr 2019	1 Qtr 2020	2 Qtr 2020	3 Qtr 2020	Year-to-Date 2019	Year-to-Date 2020	Prior Year Comparisons Qtr Chg - 3Q Diff.	Prior Year Comparisons Qtr Chg - 3Q %	Prior Year Comparisons YTD Chg - 3Q Diff.	Prior Year Comparisons YTD Chg - 3Q %	Seq Qtr Chg - 3Q Diff.	Seq Qtr Chg - 3Q %
Long Term Care Adjusted Operating Income Statements													
Revenues													
Management and financial advice fees	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	-	$ -	-	$ -	-
Distribution fees	-	-	-	-	-	-	-	-	-	-	-	-	-
Net investment income	43	41	42	40	40	128	122	(3)	(7)%	(6)	(5)%	-	-
Premiums	26	28	25	25	26	77	76	-	-	(1)	(1)%	1	4 %
Other revenues	-	-	-	-	-	-	-	-	-	-	-	-	-
Total revenues	69	69	67	65	66	205	198	(3)	(4)%	(7)	(3)%	1	2 %
Banking and deposit interest expense	-	-	-	-	-	-	-	-	-	-	-	-	-
Adjusted operating total net revenues	69	69	67	65	66	205	198	(3)	(4)%	(7)	(3)%	1	2 %
Expenses													
Distribution expenses	(3)	(4)	(2)	(3)	(3)	(8)	(8)	-	-	-	-	-	-
Interest credited to fixed accounts	-	-	-	-	-	-	-	-	-	-	-	-	-
Benefits, claims, losses and settlement expenses	70	64	57	42	194	182	293	124	#	111	61 %	152	#
Amortization of deferred acquisition costs	-	-	-	-	-	-	-	-	-	-	-	-	-
Interest and debt expense	3	3	3	2	3	10	8	-	-	(2)	(20)%	1	50 %
General and administrative expense	7	8	7	7	7	19	21	-	-	2	11 %	-	-
Adjusted operating expenses	77	71	65	48	201	203	314	124	#	111	55 %	153	#
Pretax adjusted operating earnings (loss)	$ (8)	$ (2)	$ 2	$ 17	$ (135)	$ 2	$ (116)	$ (127)	#	$ (118)	#	$ (152)	#
Net Policyholder Long Term Care Reserves [1]													
Active Life Reserves	$ 2,245	$ 2,256	$ 2,061	$ 2,249	$ 2,472	$ 2,245	$ 2,472	$ 227	10 %	$ 227	10 %	$ 223	10 %
Disabled Life Reserves	558	565	574	569	568	558	568	10	2 %	10	2 %	(1)	-
Total net policyholder long term care reserves	$ 2,803	$ 2,821	$ 2,635	$ 2,818	$ 3,040	$ 2,803	$ 3,040	$ 237	8 %	$ 237	8 %	$ 222	8 %

[1] SFAS 115 requires GAAP reserves to include all unrealized gains on available for sale securities in the portfolio to be reported as if they were realized on the last day of the accounting period with all financial impacts flowing through other comprehensive income.

Variance equal to or greater than 100%.

43 of 50

Ameriprise Financial, Inc.
Corporate Segment - Fixed Annuities
Third Quarter 2020

(in millions unless otherwise noted, unaudited)

						Year-to-Date		Prior Year Comparisons					
								Qtr Chg - 3Q		YTD Chg - 3Q		Seq Qtr Chg - 3Q	
	3 Qtr 2019	4 Qtr 2019	1 Qtr 2020	2 Qtr 2020	3 Qtr 2020	2019	2020	Diff.	%	Diff.	%	Diff.	%
Fixed Annuities Segment Adjusted Operating Income Statements													
Revenues													
Management and financial advice fees	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	-	$ -	-	$ -	-
Distribution fees	-	1	-	-	-	-	-	-	-	-	-	-	-
Net investment income	79	77	72	70	67	257	209	(12)	(15)%	(48)	(19)%	(3)	(4)%
Premiums	-	-	-	-	-	-	-	-	-	-	-	-	-
Other revenues	15	15	15	15	10	33	40	(5)	(33)%	7	21 %	(5)	(33)%
Total revenues	94	93	87	85	77	290	249	(17)	(18)%	(41)	(14)%	(8)	(9)%
Banking and deposit interest expense	-	-	-	-	-	-	-	-	-	-	-	-	-
Adjusted operating total net revenues	94	93	87	85	77	290	249	(17)	(18)%	(41)	(14)%	(8)	(9)%
Expenses													
Distribution expenses	1	1	1	1	1	4	3	-	-	(1)	(25)%	-	-
Interest credited to fixed accounts	68	68	66	64	66	202	196	(2)	(3)%	(6)	(3)%	2	3 %
Benefits, claims, losses and settlement expenses	(1)	1	2	-	9	2	11	10	#	9	#	9	-
Amortization of deferred acquisition costs	-	3	2	3	(2)	10	3	(2)	-	(7)	(70)%	(5)	#
Interest and debt expense	5	5	7	5	6	18	18	1	20 %	-	-	1	20 %
General and administrative expense	9	9	9	9	6	26	24	(3)	(33)%	(2)	(8)%	(3)	(33)%
Adjusted operating expenses	82	87	87	82	86	262	255	4	5 %	(7)	(3)%	4	5 %
Pretax adjusted operating earnings	$ 12	$ 6	$ -	$ 3	$ (9)	$ 28	$ (6)	$ (21)	#	$ (34)	#	$ (12)	#
Pretax adjusted operating margin	12.8 %	6.5 %	-	3.5 %	(11.7)%	9.7 %	(2.4)%	(24.5)%		(12.1)%		(15.2)%	
Fixed Deferred Annuities Rollforward													
Beginning balance	$ 8,490	$ 8,409	$ 8,306	$ 8,165	$ 8,116	$ 8,714	$ 8,306	$ (374)	(4)%	$ (408)	(5)%	$ (49)	(1)%
Deposits	65	44	37	28	14	248	79	(51)	(78)%	(169)	(68)%	(14)	(50)%
Withdrawals and terminations	(215)	(219)	(231)	(149)	(156)	(759)	(536)	59	27 %	223	29 %	(7)	(5)%
Net flows	(150)	(175)	(194)	(121)	(142)	(511)	(457)	8	5 %	54	11 %	(21)	(17)%
Policyholder interest credited	68	72	53	72	68	205	193	-	-	(12)	(6)%	(4)	(6)%
Other	1	-	-	-	-	1	-	(1)	#	(1)	#	-	-
Total ending balance - contract accumulation values	$ 8,409	$ 8,306	$ 8,165	$ 8,116	$ 8,042	$ 8,409	$ 8,042	$ (367)	(4)%	$ (367)	(4)%	$ (74)	(1)%
Tax Equivalent Spread - Fixed Deferred Annuities [1]													
Gross rate of return on invested assets [2]	3.9 %	3.9 %	3.7 %	3.6 %	3.4 %	4.0 %	3.6 %	(0.5)%		(0.4)%		(0.2)%	
Crediting rate excluding capitalized interest	(3.3)%	(3.3)%	(3.3)%	(3.3)%	(3.3)%	(3.3)%	(3.3)%	-		-		-	
Tax equivalent margin spread	0.6 %	0.6 %	0.4 %	0.3 %	0.1 %	0.7 %	0.3 %	(0.5)%		(0.4)%		(0.2)%	
Total Fixed Deferred Annuities DAC													
Beginning balance	$ 53	$ 53	$ 54	$ 68	$ 44	$ 81	$ 54	$ (9)	(17)%	$ (27)	(33)%	$ (24)	(35)%
Capitalization	2	1	1	-	-	6	1	(2)	#	(5)	(83)%	-	-
Non adjusted operating amortization	-	-	(1)	1	-	-	-	-	-	-	-	(1)	#
Amortization per income statement	(3)	(3)	(3)	(2)	(2)	(13)	(7)	1	33 %	6	46 %	-	-
Other	3	-	-	-	4	3	4	1	33 %	1	33 %	4	-
Total ending balance	$ 55	$ 51	$ 51	$ 67	$ 46	$ 77	$ 52	$ (9)	(16)%	$ (25)	(32)%	$ (21)	(31)%

[1] Attributable to interest sensitive products only, which has been approximately 99% of the total ending fixed deferred annuities accumulation values in the periods reported. The asset earnings rate is a calculated yield based on specifically assigned assets.

[2] In the 3rd quarter of 2019 through the 3rd quarter of 2020, the Gross rates of return on invested assets were impacted by outstanding repurchase agreements. Without these positions, the Gross rates of return on invested assets would have been 3.9%, 3.9%, 3.7%, 3.5% and 3.4% respectively.

Variance equal to or greater than 100%.

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Exhibit C Statistical Supplement Package (unaudited) Third Quarter 2020 Non-GAAP Financial Measure Reconciliations 45 of 50

Ameriprise Financial, Inc.
Non-GAAP Financial Measure Reconciliations
Third Quarter 2020

(in millions unless otherwise noted, unaudited)

	3 Qtr 2019	4 Qtr 2019	1 Qtr 2020	2 Qtr 2020	3 Qtr 2020	Year-to-date 2019	Year-to-date 2020
Return on Equity							
Net income (last twelve months)	$ 1,969	$ 1,893	$ 3,534	$ 2,503	$ 1,820	$ 1,969	$ 1,820
Less adjustments [(1)]	(214)	(297)	1,175	371	58	(214)	58
Adjusted operating earnings (last twelve months)	$ 2,183	$ 2,190	$ 2,359	$ 2,132	$ 1,762	$ 2,183	$ 1,762
Total Ameriprise Financial shareholders' equity (five point quarter end average)	$ 5,815	$ 5,837	$ 6,058	$ 6,190	$ 6,197	$ 5,815	$ 6,197
Less AOCI, net of tax (five point quarter end average)	21	122	121	194	243	21	243
Total Ameriprise Financial shareholders' equity excluding AOCI (five point quarter end average)	5,794	5,715	5,937	5,996	5,954	5,794	5,954
Less equity impacts attributable to the consolidated investment entities (five point quarter end average)	1	1	1	-	-	1	-
Adjusted operating equity (five point quarter end average)	$ 5,793	$ 5,714	$ 5,936	$ 5,996	$ 5,954	$ 5,793	$ 5,954
Return on equity excluding AOCI	34.0%	33.1%	59.5%	41.7%	30.6%	34.0%	30.6%
Adjusted operating return on equity excluding AOCI	37.7%	38.3%	39.7%	35.6%	29.6%	37.7%	29.6%
Effective Tax Rate							
Pretax income	$ 641	$ 534	$ 2,351	$ (526)	$ (184)	$ 1,698	$ 1,641
Less adjustments [(2)]	(14)	(324)	1,699	(1,103)	(411)	(265)	185
Pretax adjusted operating earnings	$ 655	$ 858	$ 652	$ 577	$ 227	$ 1,963	$ 1,456
Income tax provision	$ 98	$ 71	$ 315	$ 13	$ (44)	$ 268	$ 284
Adjusted operating income tax provision	$ 101	$ 94	$ (42)	$ 244	$ 43	$ 324	$ 245
Effective tax rate	15.4%	13.2%	13.4%	-2.4%	23.5%	15.8%	17.4%
Adjusted operating effective tax rate	15.4%	14.6%	-6.4%	42.3%	18.9%	16.5%	16.8%

(1) Adjustments reflect the trailing twelve months' sum of after-tax net realized investment gains/losses, net of DSIC and DAC amortization, unearned revenue amortization and the reinsurance accrual; mean reversion related impacts; gain or loss on disposal of business that is not considered discontinued operations; the market impact on variable annuity guaranteed benefits, net of hedges and the related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and the related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration/restructuring charges; and net income (loss) from consolidated investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) Adjustments reflect net realized investment gains/losses, net of DSIC and DAC amortization, unearned revenue amortization and the reinsurance accrual; mean reversion related impacts; gain or loss on disposal of business that is not considered discontinued operations; the market impact on variable annuity guaranteed benefits net of hedges and the related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and the related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration/restructuring charges; and the impact of consolidated

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Ameriprise Financial, Inc.

Non-GAAP Financial Measure Reconciliations

Third Quarter 2020

(in millions unless otherwise noted, unaudited)

	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020
Long-term Debt Summary					
Senior notes [1]	$ 3,050	$ 3,050	$ 2,300	$ 2,800	$ 2,800
Finance lease liabilities	61	57	54	51	47
Fair value of hedges, unamortized discount and debt issuance costs	(10)	(10)	(10)	(16)	(14)
Total Ameriprise Financial long-term debt	3,101	3,097	2,344	2,835	2,833
Less fair value of hedges, unamortized discount and debt issuance costs	(10)	(10)	(10)	(16)	(14)
Less finance lease liabilities	61	57	54	51	47
Total Ameriprise Financial long-term debt excluding fair value of hedges, unamortized discount, debt issuance costs and finance lease liabilities	$ 3,050	$ 3,050	$ 2,300	$ 2,800	$ 2,800
Equity Summary					
Total equity	$ 5,997	$ 5,729	$ 6,693	$ 6,500	$ 6,067
Less equity of consolidated investment entities	-	1	2	5	-
Total equity excluding CIEs	$ 5,997	$ 5,728	$ 6,691	$ 6,495	$ 6,067
Capital Summary					
Total Ameriprise Financial long-term debt	$ 3,101	$ 3,097	$ 2,344	$ 2,835	$ 2,833
Total equity	5,997	5,729	6,693	6,500	6,067
Total Ameriprise Financial capital	9,098	8,826	9,037	9,335	8,900
Less equity of consolidated investment entities	-	1	2	5	-
Less fair value of hedges, unamortized discount and debt issuance costs	(10)	(10)	(10)	(16)	(14)
Less finance lease liabilities	61	57	54	51	47
Total Ameriprise Financial capital excluding fair value of hedges, unamortized discount, debt issuance costs, finance lease liabilities and equity of CIEs	$ 9,047	$ 8,778	$ 8,991	$ 9,295	$ 8,867
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital [1]	34.1%	35.1%	25.9%	30.4%	31.8%
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding fair value of hedges, unamortized discount, debt issuance costs, finance lease liabilities and equity of CIEs [1]	33.7%	34.7%	25.6%	30.1%	31.6%
Total equity	$ 5,997	$ 5,729	$ 6,693	$ 6,500	$ 6,067
AOCI	337	262	(295)	394	516
Retained earnings attributable to CIEs	1	1	(1)	(1)	-
AOCI attributable to CIEs	(1)	-	3	6	-
Total equity	$ 5,997	$ 5,729	$ 6,693	$ 6,500	$ 6,067
Less AOCI	337	262	(295)	394	516
Total equity excluding AOCI	$ 5,660	$ 5,467	$ 6,988	$ 6,106	$ 5,551
Total equity	$ 5,997	$ 5,729	$ 6,693	$ 6,500	$ 6,067
Less retained earnings attributable to CIEs	1	1	(1)	(1)	-
Less AOCI	337	262	(295)	394	516
Total equity excluding CIEs and AOCI	$ 5,659	$ 5,466	$ 6,989	$ 6,107	$ 5,551

[1] The first quarter of 2020 does not include $500 million of debt issuance that settled on April 2, 2020.

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Exhibit D Statistical Supplement Package (unaudited) Third Quarter 2020 Revenue Detail by Product 48 of 50

Ameriprise Financial, Inc.
Advice & Wealth Management Segment
Revenue From Contracts With Customers
Third Quarter 2020

(in millions, unaudited)

	3 Qtr 2019	4 Qtr 2019	1 Qtr 2020	2 Qtr 2020	3 Qtr 2020	Year-to-Date 2019	Year-to-Date 2020	Prior Year Comparisons: Qtr Chg - 3Q Diff.	Qtr Chg - 3Q %	YTD Chg - 3Q Diff.	YTD Chg - 3Q %	Seq Qtr Chg - 3Q Diff.	Seq Qtr Chg - 3Q %
Revenues													
Management and financial advice fees:													
Asset management fees:													
Retail	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	-	$ -	-	$ -	-
Institutional	-	-	-	-	-	-	-	-	-	-	-	-	-
Advisory fees	813	839	854	797	907	2,317	2,558	94	12 %	241	10 %	110	14 %
Financial planning fees	80	97	81	86	81	233	248	1	1 %	15	6 %	(5)	(6)%
Transaction and other fees	91	89	89	86	89	266	264	(2)	(2)%	(2)	(1)%	3	3 %
Total management and financial advice fees	984	1,025	1,024	969	1,077	2,816	3,070	93	9 %	254	9 %	108	11 %
Distribution Fees:													
Mutual funds	183	190	184	170	186	536	540	3	2 %	4	1 %	16	9 %
Insurance and annuity	226	226	208	196	202	649	606	(24)	(11)%	(43)	(7)%	6	3 %
Other products	169	146	156	87	91	534	334	(78)	(46)%	(200)	(37)%	4	5 %
Total distribution fees	578	562	548	453	479	1,719	1,480	(99)	(17)%	(239)	(14)%	26	6 %
Other revenues	40	43	47	47	44	134	138	4	10 %	4	3 %	(3)	(6)%
Total revenue from contracts with customers	1,602	1,630	1,619	1,469	1,600	4,669	4,688	(2)	-	19	-	131	9 %
Revenue from other sources	115	110	101	86	77	326	264	(38)	(33)%	(62)	(19)%	(9)	(10)%
Total segment gross revenues	1,717	1,740	1,720	1,555	1,677	4,995	4,952	(40)	(2)%	(43)	(1)%	122	8 %
Banking and deposit interest expense	35	30	25	18	10	106	53	(25)	(71)%	(53)	(50)%	(8)	(44)%
Total segment net revenues	1,682	1,710	1,695	1,537	1,667	4,889	4,899	(15)	(1)%	10	-	130	8 %
Less: intersegment revenues	240	235	222	208	219	689	649	(21)	(9)%	(40)	(6)%	11	5 %
Total net revenues	$ 1,442	$ 1,475	$ 1,473	$ 1,329	$ 1,448	$ 4,200	$ 4,250	$ 6	-	$ 50	1 %	$ 119	9 %

49 of 50

Ameriprise Financial, Inc.
Asset Management Segment
Revenue From Contracts With Customers
Third Quarter 2020

(in millions, unaudited)	3 Qtr 2019	4 Qtr 2019	1 Qtr 2020	2 Qtr 2020	3 Qtr 2020	Year-to-Date 2019	Year-to-Date 2020	Prior Year Comparisons: Qtr Chg - 3Q Diff.	Prior Year Comparisons: Qtr Chg - 3Q %	Prior Year Comparisons: YTD Chg - 3Q Diff.	Prior Year Comparisons: YTD Chg - 3Q %	Seq Qtr Chg - 3Q Diff.	Seq Qtr Chg - 3Q %
Revenues													
Management and financial advice fees:													
Asset management fees:													
Retail	$ 448	$ 464	$ 447	$ 417	$ 466	$ 1,319	$ 1,330	$ 18	4 %	$ 11	1 %	$ 49	12 %
Institutional	135	145	85	101	122	350	308	(13)	(10)%	(42)	(12)%	21	21 %
Advisory fees	-	-	-	-	-	-	-	-	-	-	-	-	-
Financial planning fees	-	-	-	-	-	-	-	-	-	-	-	-	-
Transaction and other fees	48	48	47	45	47	141	139	(1)	(2)%	(2)	(1)%	2	4 %
Total management and financial advice fees	631	657	579	563	635	1,810	1,777	4	1 %	(33)	(2)%	72	13 %
Distribution Fees:													
Mutual funds	59	61	60	55	59	176	174	-	-	(2)	(1)%	4	7 %
Insurance and annuity	43	44	43	41	45	127	129	2	5 %	2	2 %	4	10 %
Other products	-	-	-	-	-	-	-	-	-	-	-	-	-
Total distribution fees	102	105	103	96	104	303	303	2	2 %	-	-	8	8 %
Other revenues	-	-	1	1	-	4	2	-	-	(2)	(50)%	(1)	#
Total revenue from contracts with customers	733	762	683	660	739	2,117	2,082	6	1 %	(35)	(2)%	79	12 %
Revenue from other sources	8	8	3	8	-	26	11	(8)	#	(15)	(58)%	(8)	#
Total segment gross revenues	741	770	686	668	739	2,143	2,093	(2)	-	(50)	(2)%	71	11 %
Banking and deposit interest expense	(1)	-	-	-	-	-	-	1	#	-	-	-	-
Total segment net revenues	742	770	686	668	739	2,143	2,093	(3)	-	(50)	(2)%	71	11 %
Less: intersegment revenues	13	15	13	13	13	40	39	-	-	(1)	(3)%	-	-
Total net revenues	$ 729	$ 755	$ 673	$ 655	$ 726	$ 2,103	$ 2,054	$ (3)	-	$ (49)	(2)%	$ 71	11 %

Variance equal to or greater than 100%.

50 of 50